      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1998

                                                      REGISTRATION NO. 333-51873
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          FLEETWOOD ENTERPRISES, INC.

                            FLEETWOOD CAPITAL TRUST

             (Exact name of Registrant as specified in its charter)

           DELAWARE                 95-1948322
           DELAWARE                 33-0789924
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)         No.)

                            ------------------------

                               3125 MYERS STREET
                          RIVERSIDE, CALIFORNIA 92503
                                 (909) 351-3500
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's Principal Executive Offices)

                             WILLIAM H. LEAR, ESQ.
              SENIOR VICE PRESIDENT--GENERAL COUNSEL AND SECRETARY
                          FLEETWOOD ENTERPRISES, INC.
                               3125 MYERS STREET
                          RIVERSIDE, CALIFORNIA 92503
                                 (909) 351-3500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                    COPY TO:

                              ROBERT E. DEAN, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                                  4 PARK PLAZA
                            IRVINE, CALIFORNIA 92614
                                 (949) 451-3800
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time following the effective date of this Registration Statement as determined in light of market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 9, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                                     [LOGO]
                5,750,000 CONVERTIBLE TRUST PREFERRED SECURITIES
                            FLEETWOOD CAPITAL TRUST
                   6% CONVERTIBLE TRUST PREFERRED SECURITIES
       (LIQUIDATION AMOUNT $50 PER CONVERTIBLE TRUST PREFERRED SECURITY)
GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO COMMON STOCK
                                      OF,
                          FLEETWOOD ENTERPRISES, INC.
                                  -----------
    This Prospectus relates to the offering for resale of the 6% Convertible Trust Preferred Securities (the "Preferred Securities"), liquidation amount of $50 per Preferred Security, which represent preferred undivided beneficial interests in the assets of Fleetwood Capital Trust, a Delaware statutory business trust (the "Trust"), and the shares of common stock, par value $1.00 per share ("Fleetwood Common Stock"), of the Fleetwood Enterprises, Inc., a Delaware corporation ("Fleetwood" or the "Company"), issuable upon conversion of the Preferred Securities.

    The Preferred Securities were originally issued and sold to the Initial Purchaser in connection with a private transaction on February 10, 1998 at a price of $50 per Preferred Security and were subsequently sold by the Initial Purchaser in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act. The Company owns all of the common securities (the "Common Securities" and, with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust was organized for the sole purpose of issuing the Preferred Securities and the Common Securities and investing the proceeds thereof in an equivalent amount of 6% Convertible Subordinated Debentures due 2028 (the "Convertible Subordinated Debentures") having the terms described herein. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of Distributions (as defined herein) and payments upon redemptions, liquidation and otherwise. See "Description of the Securities-- Description of the Preferred Securities."

    The Preferred Securities, the Convertible Subordinated Debentures and the Fleetwood Common Stock issuable upon conversion of the Preferred Securities (collectively, the "Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Securityholders") pursuant to this Prospectus. The Securities may be sold by the Selling Securityholders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Securityholders." If required, the names of any such agents, underwriters or dealers involved in the sale of the Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Securityholders will receive all of the net proceeds from the sale of the Securities and will pay all selling commissions, if any, applicable to any sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Securities. The Selling Securityholders and any underwriters, brokers or agents which participate in the distribution of the Securities may be "Underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of the indemnification arrangements.


    Each Preferred Security is convertible in the manner described herein at the option of the holder, at any time, into shares of Fleetwood Common Stock, at the initial conversion price of $48.72 per share of Fleetwood Common Stock (equivalent to an initial conversion rate of 1.02627 shares of Fleetwood Common Stock for each Preferred Security), subject to adjustment in certain circumstances. Fleetwood Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange and is traded on various regional exchanges under the symbol "FLE." Options are traded on the American Stock Exchange. On July 8, 1998, the last reported sale price of Fleetwood Common Stock on the NYSE was $41 per share. See "Description of the Securities--Description of the Preferred Securities-- Conversion Rights."


    Holders of the Preferred Securities are entitled to receive cumulative cash Distributions at an annual rate of 6% of the liquidation amount of $50 per Preferred Security, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year ("Distributions"). The payment of Distributions out of monies held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities are guaranteed by the Company (the "Guarantee") to the extent the Trust has funds available therefor as described herein. The Guarantee covers payments of Distributions and other payments on the Preferred Securities only if and to the extent that the Trust has funds available therefor, which will not be the case unless the Company has made a payment of interest or principal or other payments on the Convertible Subordinated Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the obligations of the Company under the Convertible Subordinated Debentures, the Indenture (as defined herein) and the Declaration, including its obligation to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee, on a subordinated basis, of amounts due on the Preferred Securities. See "Risk Factors--Risks Relating to an Investment in the Preferred Securities--Rights Under the Guarantee" and "Description of the Securities-- Description of the Guarantee."
                                                           (CONTINUED ON PAGE i)
                              -------------------

 SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN RISKS THAT
  SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES.
                               -----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                              -------------------

               THE DATE OF THIS PROSPECTUS IS              , 1998

    The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company (except any liabilities that may rank pari passu expressly by their terms), and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. The obligations of the Company under the Convertible Subordinated Debentures are unsecured obligations of the Company, and are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company. At July 8, 1998, Senior Indebtedness of the Company aggregated $55.0 million.


    The Distribution rate and the Distribution payment dates and other payment dates for the Preferred Securities correspond to the interest rate and interest payment dates and other payment dates for the Convertible Subordinated Debentures, which is the sole asset of the Trust. As a result, if principal or interest is not paid on the Convertible Subordinated Debentures, no amounts will be paid on the Preferred Securities. If the Company does not make principal or interest payments on the Convertible Subordinated Debentures, the Trust will not have sufficient funds to make Distributions on the Preferred Securities, in which event, the Guarantee will not apply to such Distributions until the Trust has sufficient funds available therefor.

    So long as the Company shall not be in default in the payment of interest on the Convertible Subordinated Debentures, the Company has the right to defer payments of interest on the Convertible Subordinated Debentures from time to time for successive periods (each, an "Extension Period") by extending the interest payment period on the Convertible Subordinated Debentures at any time for up to 20 consecutive quarters. If interest payments are so deferred, Distributions to holders of the Preferred Securities will also be deferred. During an Extension Period, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the Distribution rate, compounded quarterly, and holders of Preferred Securities will be required to include deferred interest payments in their gross income for United States federal income tax purposes in advance of receipt of the cash Distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Subordinated Debentures. See "Risk Factors--Risks Relating to an Investment in the Preferred Securities--Option to Extend Interest Payment Period," "Description of the Securities--Description of the Preferred Securities--Distributions," "Description of the Securities--Description of the Convertible Subordinated Debentures--Option to Extend Interest Payment Period," and "Material Federal Tax Consequences--Interest Income and Original Issue Discount."

    The Convertible Subordinated Debentures are redeemable by the Company, in whole or in part, from time to time, at any time on or after February 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest thereon to but excluding the date fixed for redemption. In addition, in certain circumstances upon the occurrence of a Tax Event (as defined herein), the Convertible Subordinated Debentures may be redeemed by the Company, in whole but not in part, at a redemption price determined as set forth herein, plus accrued and unpaid interest thereon. If the Company redeems the Convertible Subordinated Debentures, the Trust shall redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so redeemed, at a redemption price corresponding to the redemption price of the Convertible Subordinated Debentures, plus accrued and unpaid interest thereon to the date fixed for redemption. The outstanding Preferred Securities will be redeemed upon maturity of the Convertible Subordinated Debentures. The Convertible Subordinated Debentures mature on February 15, 2028. See "Description of the Securities-- Description of the Preferred Securities--Mandatory Redemption."

    Upon the occurrence of a Special Event arising from a change in law or a change in legal interpretation, unless the Convertible Subordinated Debentures are redeemed in the limited circumstances described herein, the Trust may be dissolved (with the consent of the Company), with the result that, after satisfaction of liabilities to creditors of the Trust, if any, the Convertible Subordinated Debentures would be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. If the Convertible Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Convertible Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. If the Company declines to consent to such dissolution and distribution, the Company may incur an obligation to pay Additional Interest (as defined herein). See "Description of the Securities--Description of the Preferred Securities--Special Event Distribution; Tax Event Redemption" and "Description of the Securities--Description of the Convertible Subordinated Debentures--Additional Interest."

    In the event of the involuntary or voluntary dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $50, plus accumulated and unpaid Distributions thereon (including, to the extent permitted by applicable law, interest thereon, if any), to the date of payment unless, in connection with such dissolution in the case of a Special Event, the Convertible Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Securities--Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

    Each of the Preferred Securities offered hereby is represented by one or more global certificates in fully registered form and has been deposited with a custodian for, and Cede & Co. as nominee for, The Depository Trust Company ("DTC"). Beneficial interests in such Preferred Securities will be shown in, and transfers thereof wll be effected only through, records maintained by the participants in DTC. Except under the limited circumstances described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the Securities-- Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company."

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's regional offices in New York (Seven World Trade Center, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically through the Commission's website at http://www.sec.gov. The Company's securities are listed on the New York Stock Exchange and Pacific Stock Exchange and reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

    The Company and the Trust have filed with the Commission a Registration Statement on Form S-3 (including all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which are omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document; all such statements are qualified in their entirety by this reference. A copy of the Registration Statement and the exhibits and schedules thereto may be examined without charge at the Commission's principal offices at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates.

    No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act; (ii) the Trust has no independent operations but exists for the sole purpose of issuing the Trust Securities; and (iii) the Company's obligations described herein under the Declaration, the Guarantee, the Convertible Subordinated Debentures purchased by the Trust and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Securities--Description of the Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company under the Exchange Act with the Commission are hereby incorporated herein by reference:

        1. Annual Report on Form 10-K for the fiscal year ended April 27, 1997, filed with the Commission on July 7, 1997 (File No. 001-07699);

        2. Proxy Statement on Schedule 14A for the fiscal year ended April 27, 1997, filed with the Commission on July 22, 1997 (File No. 001-07699);

        3. Quarterly Reports on Form 10-Q, for the fiscal quarters ended July 27, 1997, filed with the Commission on August 28, 1997 (File No. 001-07699) as amended on June 24, 1998; October 26, 1997, filed with the Commission on November 25, 1997 (File No. 001-07699) as amended on June 24, 1998; and January 25, 1998, filed with the Commission on March 2, 1998 (File No. 001-07699) as amended on June 24, 1998; and

        4. Current Reports on Form 8-K dated October 8, 1997, filed with the Commission on October 14, 1997 (File No. 001-07699); January 13, 1998, filed with the Commission on January 14, 1998 (File No. 001-07699); January 21, 1998, filed with the Commission on January 23, 1998 (File No. 001-07699); February 10, 1998, filed with the Commission on February 19, 1998 (File No. 001-07699); and May 7, 1998, filed with the Commission on June 5, 1998 (File No. 001-07699).

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Preferred Securities shall be deemed to be incorporated into this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference other than exhibits to such documents, unless such exhibits are also specifically incorporated by reference herein. Requests for such copies should be directed to: Fleetwood Enterprises, Inc., Office of the Corporation Secretary, at 3125 Myers Street, P.O. Box 7638, Riverside, California 92513-7638, telephone number (909) 351-3500.

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S.$").

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION, FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE INDICATES, THE TERMS "FLEETWOOD" AND THE "COMPANY" REFER TO FLEETWOOD ENTERPRISES, INC. AND ITS SUBSIDIARIES.

                                  THE COMPANY

    Fleetwood is one of the nation's largest producers of both manufactured homes and recreational vehicles ("RVs"). The Company primarily distributes its manufactured homes through a network of approximately 1,400 independent retailers in 49 states. The Company has been the leading producer of RVs in the United States since 1973 and distributes its products through a network of approximately 1,200 independent retailers in 49 states and Canada. The Company's goals are to enhance its position as a leading provider of affordable, high quality manufactured homes and RVs, to sustain long-term profitable growth, and to enhance shareholder value by generating returns in excess of its cost of capital.

    The Company is incorporated in the State of Delaware. Its principal executive offices are located at 3125 Myers Street in Riverside, California 92503, and its telephone number is (909) 351-3500.

                                  THE OFFERING

Issuer............................  Fleetwood Capital Trust, a Delaware business trust (the
                                    "Trust"). The sole asset of the Trust consists of the 6%
                                    Convertible Subordinated Debentures due February 15,
                                    2028 (the "Convertible Subordinated Debentures") of the
                                    Company.

Securities Offered................
                                    5,750,000 6% Convertible Trust Preferred Securities (the
                                    "Preferred Securities"). See "Description of the
                                    Securities-- Description of the Preferred Securities."

                                    The Company and the Trust currently anticipate that the
                                    Preferred Securities will be sold in transactions in the
                                    over-the-counter market. The Fleetwood Common Stock
                                    issuable upon conversion of the Preferred Securities has
                                    been approved for listing in the NYSE. See "Plan of
                                    Distribution." In the event the Convertible Subordinated
                                    Debentures are distributed to the holders of Preferred
                                    Securities, the Company will use its best efforts to
                                    have the Convertible Subordinated Debentures listed on
                                    the NYSE or on such other national securities exchange
                                    or similar organization, if any. See "Description of the
                                    Securities-- Description of the Convertible Subordinated
                                    Debentures."

Guarantor.........................
                                    Fleetwood Enterprises, Inc., a Delaware corporation.

Distributions.....................
                                    Distributions on the Preferred Securities
                                    ("Distributions") will accumulate from February 10, 1998
                                    and will be payable at an annual rate of 6% of the
                                    liquidation amount of $50 per Preferred Security.
                                    Subject to the Distribution deferral provisions
                                    described below, Distributions will be payable quarterly
                                    in arrears on February 15, May 15, August 15, and
                                    November 15 of each year, commencing May 15, 1998.
                                    Because Distributions on the Preferred Securities
                                    constitute interest for United States federal income tax
                                    purposes, corporate holders thereof will not be entitled
                                    to a dividends-received deduction.

                                    See "Description of the Securities--Description of the
                                    Preferred Securities--Distributions" and "Material
                                    Federal Tax Consequences."

Distribution Deferral
  Provisions......................
                                    The ability of the Trust to pay Distributions on the
                                    Preferred Securities is solely dependent on the receipt
                                    of interest payments from the Company on the Convertible
                                    Subordinated Debentures. So long as the Company shall
                                    not be in default in the payment of interest on the
                                    Convertible Subordinated Debentures, the Company has the
                                    right to defer payments of interest on the Convertible
                                    Subordinated Debentures from time to time for successive
                                    extension periods not exceeding 20 consecutive quarters
                                    (each an "Extension Period") for each such period.
                                    Quarterly Distributions on the Preferred Securities
                                    would be deferred by the Trust (but would continue to
                                    accumulate quarterly and, to the extent permitted by
                                    applicable law, accrue interest) until the end of any
                                    such Extension Period. Upon the termination of an
                                    Extension Period, payment is due on all accrued and
                                    unpaid amounts on the Convertible Subordinated
                                    Debentures and, upon such payment, the Trust will be
                                    required to pay all accumulated and unpaid
                                    Distributions. If the deferral of an interest payment
                                    occurs, the holders of the Preferred Securities will
                                    accrue interest income for United States federal income
                                    tax purposes in advance of any corresponding cash
                                    Distribution. See "Risk Factors--Risks Relating to an
                                    Investment in the Preferred Securities--Option to Extend
                                    Interest Payment Period," "Description of the
                                    Securities--Description of the Preferred Securities--
                                    Distributions," "--Description of the Convertible
                                    Subordinated Debentures--Option to Extend Interest
                                    Payment Period," and "Material Federal Tax
                                    Consequences--Interest Income and Original Issue
                                    Discount."

Rights Upon Deferral of
  Distributions...................
                                    During any Extension Period, interest will accrue on the
                                    Convertible Subordinated Debentures (compounded
                                    quarterly to the extent permitted by applicable law) and
                                    quarterly Distributions will continue to accumulate with
                                    interest thereon (to the extent permitted by applicable
                                    law) at the Distribution rate, compounded quarterly. The
                                    Company has agreed, among other things, not to declare
                                    or pay any dividend on or purchase any shares of the
                                    Company's capital stock during an Extension Period,
                                    except for dividends or distribution in shares of its
                                    capital stock of the same class on which such dividend
                                    or distribution is being made and conversions or
                                    exchanges of common stock of one class into common stock
                                    of another class and subject to certain other
                                    exceptions. See "Risk Factors-- Risks Relating to an
                                    Investment in the Preferred Securities-- Option to
                                    Extend Interest Payment Period," "Description of the
                                    Securities--Description of the Preferred Securities--
                                    Distributions" and "--Description of the Convertible
                                    Subordinated Debentures--Option to Extend Interest
                                    Payment Period."

Conversion Rights.................
                                    Each Preferred Security is convertible at any time prior
                                    to the close of business on February 15, 2028 (or, in
                                    the case of Preferred Securities called for redemption,
                                    prior to the close of business on the Business Day (as
                                    defined herein) prior to the applicable redemption date)
                                    at the option of the holder into shares of Fleetwood's
                                    common stock, par value $1.00 per share ("Fleetwood
                                    Common Stock"), at an initial conversion price of $48.72
                                    per share of Fleetwood Common Stock (equivalent to an
                                    initial conversion rate of 1.02627 shares of Fleetwood
                                    Common Stock for each Preferred Security), subject to
                                    adjustment in certain circumstances. The last reported
                                    sale price of Fleetwood Common Stock on the NYSE on July
                                    8, 1998 was $41 per share. In connection with any
                                    conversion of a Preferred Security, the Conversion Agent
                                    (as defined herein) will exchange such Preferred
                                    Security for the appropriate principal amount of the
                                    Convertible Subordinated Debentures held for the Trust,
                                    and immediately convert such Convertible Subordinated
                                    Debentures into Fleetwood Common Stock. No fractional
                                    shares of Fleetwood Common Stock will be issued as a
                                    result of conversion, but in lieu thereof such
                                    fractional interest will be paid by the Company in cash.
                                    See "Description of the Securities--Description of the
                                    Preferred Securities--Conversion Rights."

Fundamental Change................
                                    In the event that the Company is a party to any
                                    transaction or series of transactions constituting a
                                    Fundamental Change (including, without limitation, (i)
                                    any recapitalization or reclassification of Fleetwood
                                    Common Stock; (ii) any consolidation or merger of the
                                    Company with or into another corporation as a result of
                                    which holders of Fleetwood Common Stock shall be
                                    entitled to receive securities or other property or
                                    assets with respect to or in exchange for Fleetwood
                                    Common Stock; (iii) any sale or transfer of all or
                                    substantially all of the assets of the Company; or (iv)
                                    any compulsory share exchange), then appropriate
                                    provision will be made so that the holder of each
                                    Preferred Security will have the right to convert such
                                    Preferred Securities into, as applicable, (x) the kind
                                    and amount of the securities or other property or assets
                                    that would have been receivable by a holder of the
                                    number of shares of Fleetwood Common Stock issuable upon
                                    conversion of such Preferred Securities immediately
                                    prior to a recapitalization, reclassification, merger,
                                    sale, transfer or share exchange; and (y) shares of
                                    common stock of the kind received by holders of
                                    Fleetwood Common Stock as a result of a Common Stock
                                    Fundamental Change (as defined herein). If any
                                    Fundamental Change occurs, the conversion price in
                                    effect will be adjusted immediately after that
                                    Fundamental Change. Depending upon whether a Fundamental
                                    Change is a Non-Stock Fundamental Change (as defined
                                    herein) or a Common Stock Fundamental Change, a holder
                                    may receive significantly different consideration upon
                                    conversion of the Preferred Securities. See

                                    "Description of the Securities--Description of the
                                    Preferred Securities--Conversion Price
                                    Adjustments--Fundamental Change."

Liquidation Amount................
                                    In the event of any liquidation or winding-up of the
                                    Trust, after satisfaction of liabilities to creditors of
                                    the Trust, if any, holders will be entitled to receive
                                    $50 per Preferred Security, plus an amount equal to any
                                    accumulated and unpaid Distributions thereon to the date
                                    of payment, unless Convertible Subordinated Debentures
                                    are distributed to such holders. See "Description of the
                                    Securities--Description of the Preferred
                                    Securities--Liquidation Distribution Upon Dissolution."

Redemption........................
                                    The Company shall have the right to redeem the
                                    Convertible Subordinated Debentures (i) in whole or in
                                    part, from time to time, on or after February 15, 2001,
                                    upon not less than 30 nor more than 60 days' notice, at
                                    an initial redemption price of 103.75% of principal
                                    amount of Convertible Subordinated Debentures, declining
                                    ratably annually to 100% of par if redeemed on or after
                                    February 15, 2006; or (ii) in whole but not in part for
                                    cash at 100% of par at any time under certain
                                    circumstances upon the occurrence of a Tax Event (as
                                    described herein), in each case plus accrued and unpaid
                                    Distributions and any amounts payable with respect
                                    thereto in any such event. If the Company redeems the
                                    Convertible Subordinated Debentures, the Trust must
                                    redeem an equal amount in aggregate liquidation amount
                                    of Preferred Securities. See "Description of the
                                    Securities--Description of the Preferred
                                    Securities--Mandatory Redemption" and "--Special Event
                                    Distribution; Tax Event Redemption" and "Description of
                                    the Securities--Description of the Convertible
                                    Subordinated Debentures--Redemption at the Option of the
                                    Company."

Guarantee.........................
                                    The Company has irrevocably guaranteed, on a
                                    subordinated basis and to the extent set forth herein,
                                    the payment in full of (i) Distributions on the
                                    Preferred Securities to the extent the Trust has funds
                                    available therefor, (ii) the amount payable upon
                                    redemption of the Preferred Securities to the extent the
                                    Trust has funds available therefor and (iii) generally,
                                    the liquidation amount of the Preferred Securities to
                                    the extent the Trust has assets available for
                                    distribution to holders of Preferred Securities. The
                                    Guarantee is unsecured and is subordinate and junior in
                                    right of payment to all other liabilities of the Company
                                    (except any liabilities that may rank pari passu
                                    expressly by their terms), and ranks pari passu in right
                                    of payment with the most senior preferred stock, if any,
                                    issued from time to time by the Company. See
                                    "Description of the Securities--Description of the
                                    Guarantee."

Voting Rights.....................
                                    Generally, holders of the Preferred Securities will not
                                    have any voting rights. However, if an Indenture Event
                                    of Default (as defined herein) occurs and is continuing,
                                    the holders of 25% of the aggregate liquidation amount
                                    of the outstanding Preferred

                                    Securities may direct the Property Trustee (as defined
                                    herein) to declare the principal and interest on the
                                    Convertible Subordinated Debentures immediately due and
                                    payable. If (i) the Property Trustee fails to enforce
                                    its rights under the Convertible Subordinated Debentures
                                    or (ii) the Guarantee Trustee (as defined herein) fails
                                    to enforce its rights under the Guarantee, a record
                                    holder of Preferred Securities may institute a legal
                                    proceeding directly against the Company to enforce such
                                    rights without first instituting any legal proceeding
                                    against any other person or entity. See "Description of
                                    the Securities-- Description of the Preferred
                                    Securities--Voting Rights" and "--Declaration Events of
                                    Default" and "Description of the Securities--Effect of
                                    Obligations Under the Convertible Subordinated
                                    Debentures and the Guarantee."

Special Event Distribution........
                                    Upon the occurrence of a Special Event (I.E., a Tax
                                    Event or an Investment Company Event, in each case as
                                    defined herein), except in certain limited
                                    circumstances, the Company may cause the Trust to be
                                    dissolved and, after satisfaction of liabilities to
                                    creditors of the Trust, if any, cause the Convertible
                                    Subordinated Debentures to be distributed to the holders
                                    of the Preferred Securities. In the case of a Tax Event,
                                    the Company may also elect to cause the Preferred
                                    Securities to remain outstanding and pay Additional
                                    Interest (as defined herein), if any, on the Convertible
                                    Subordinated Debentures. See "Description of the
                                    Securities--Description of the Preferred
                                    Securities--Special Event Distribution; Tax Event
                                    Redemption."

The Convertible Subordinated
  Debentures......................
                                    The Convertible Subordinated Debentures mature on
                                    February 15, 2028, and bear interest at the rate of 6%
                                    per annum, payable quarterly in arrears. So long as the
                                    Company shall not be in default in the payment of
                                    interest on the Convertible Subordinated Debentures, the
                                    Company has the right to defer payments of interest on
                                    the Convertible Subordinated Debentures from time to
                                    time for successive Extension Periods not exceeding 20
                                    consecutive quarters for each such Extension Period;
                                    PROVIDED, that no such Extension Period shall extend
                                    beyond the maturity date of the Convertible Subordinated
                                    Debentures. Prior to the termination of any Extension
                                    Period of less than 20 consecutive quarters, the Company
                                    may further defer interest payments, provided the
                                    Extension Period, as previously and further extended,
                                    does not exceed 20 consecutive quarters and does not
                                    extend beyond the maturity date of the Convertible
                                    Subordinated Debentures. During any Extension Period, no
                                    interest shall be due, but such interest shall continue
                                    to accrue and, to the extent permitted by applicable
                                    law, compound quarterly. Upon the termination of an
                                    Extension Period, payment shall be due on all accrued
                                    and unpaid amounts. After the payment of all amounts
                                    then due, the Company may commence a new Extension
                                    Period, subject to the conditions of this paragraph.
                                    During any Extension Period, the

                                    Company will be prohibited from, among other things,
                                    paying dividends on and purchasing shares of the
                                    Company's capital stock (except for dividends or
                                    distribution in shares of its capital stock of the same
                                    class on which such dividend or distribution is being
                                    made and conversions or exchanges of common stock of one
                                    class into common stock of another class and subject to
                                    certain other exceptions) until quarterly interest
                                    payments are resumed and all amounts due on the
                                    Convertible Subordinated Debentures are made current.
                                    See "Description of the Convertible Subordinated
                                    Debentures--Option to Extend Interest Payment Period."

                                    The payment of principal and interest on the Convertible
                                    Subordinated Debentures are subordinated in right of
                                    payment to all present and future Senior Indebtedness
                                    (as defined herein) of the Company. At July 8, 1998, the
                                    Company had $55.0 million of Senior Indebtedness
                                    outstanding. Because the Company is a holding company
                                    and its assets consist primarily of its investments in
                                    subsidiaries, the Convertible Subordinated Debentures
                                    (and the Company's obligations under the Guarantee) are
                                    also effectively subordinated to all existing and future
                                    liabilities, including trade payables, of the Company's
                                    subsidiaries, except to the extent that the Company is a
                                    creditor of the subsidiaries. The Indenture (as defined
                                    herein) under which the Convertible Subordinated
                                    Debentures have been issued does not limit the aggregate
                                    amount of Senior Indebtedness or other liabilities that
                                    may be incurred by the Company.

                                    The Convertible Subordinated Debentures have provisions
                                    with respect to interest, optional redemption and
                                    conversion into Fleetwood Common Stock and certain other
                                    terms substantially similar or analogous to those of the
                                    Preferred Securities. See "Description of the
                                    Securities--Description of the Convertible Subordinated
                                    Debentures" and "Risk Factors--Risks Relating to an
                                    Investment in the Preferred Securities--Ranking of
                                    Subordinate Obligations Under the Guarantee and
                                    Convertible Subordinated Debentures."

Form of Preferred Securities......
                                    The Preferred Securities initially sold to qualified
                                    institutional buyers in reliance on Rule 144A under the
                                    Securities Act of 1933, as amended (the "Securities
                                    Act"), are represented by a global certificate or
                                    certificates registered in the name of Cede & Co., as
                                    nominee for the Depository Trust Company ("DTC").
                                    Beneficial interest in the Preferred Securities will be
                                    evidenced by, and transfers thereof will be effected
                                    only through, records maintained by the participants in
                                    DTC. Except under limited circumstances described
                                    herein, Preferred Securities in certificated form will
                                    not be issued in exchange for the global certificate or
                                    certificates. See "Description of the
                                    Securities--Description of the Preferred
                                    Securities--Book-Entry Only Issuance; The Depository
                                    Trust Company."

Registration Rights...............
                                    The Company has filed with the Commission a shelf
                                    registration statement (the "Registration Statement"),
                                    of which this Prospectus forms a part, covering resales
                                    of the Securities. The Trust and the Company have agreed
                                    to keep the Registration Statement effective until
                                    February 10, 2000 or such earlier date as all the
                                    securities registered thereunder shall have been
                                    disposed of or on which all securities registered
                                    thereunder held by persons that are not affiliates of
                                    the Company or the Trust may be resold without
                                    registration pursuant to Rule 144(k) under the
                                    Securities Act. Under the terms of the Registration
                                    Rights Agreement (as defined herein), the Registration
                                    Statement will not be available to holders of the
                                    Registrable Securities (as defined herein) during
                                    certain periods. See "Description of the
                                    Securities--Description of the Preferred
                                    Securities--Registration Rights."

Use of Proceeds...................
                                    The Company will not receive any of the proceeds from
                                    the sale by the Selling Securityholders of the
                                    Securities.

Risk Factors......................
                                    Investment in the Securities offered hereby involves
                                    certain risks. Each prospective purchaser of Securities
                                    should carefully consider all of the matters described
                                    herein under "Risk Factors," which includes a discussion
                                    of the following risks: the ranking of subordinated
                                    obligations under the Guarantee and Convertible
                                    Subordinated Debentures; the rights of holders of
                                    Preferred Securities under the Guarantee; the ability of
                                    holders of Preferred Securities to enforce certain
                                    rights; the Company's option to defer payments of
                                    interest on the Convertible Subordinated Debentures;
                                    possible changes to United States tax laws or adverse
                                    tax decisions that could result in a Tax Event; the
                                    occurrence of a Special Event; the limited voting rights
                                    of holders of Preferred Securities; the trading price of
                                    the Preferred Securities; potential market volatility of
                                    the Preferred Securities during Extension Periods; the
                                    cyclicality of the Company's businesses and fluctuations
                                    in the Company's operating results; the highly
                                    competitive nature of the Company's businesses; the
                                    recent decline in the Company's manufactured housing
                                    market share; risks related to the Company's entry into
                                    retail distribution; the geographic concentration of the
                                    Company's manufactured homes market; the seasonality of
                                    the Company's businesses; potential changes in consumer
                                    preferences for the Company's products; warranty claims
                                    and products liability; the Company's contingent
                                    repurchase obligations; the availability of wholesale
                                    and retail financing; the availability and pricing of
                                    manufacturing components and labor; the ability of the
                                    Company to obtain an adequate chassis supply; the effect
                                    of governmental regulations; the availability of
                                    manufactured housing sites; the availability and price
                                    of gasoline and diesel fuel; the Company's holding
                                    company structure; the anti-takeover provisions of
                                    Delaware law and certain charter and bylaw provisions;
                                    and the possible volatility of the price of Fleetwood
                                    Common Stock.

                                  RISK FACTORS

    IN EVALUATING AN INVESTMENT IN THE SECURITIES, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION SET FORTH ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

    CERTAIN STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ANY SUCH FORWARD-LOOKING STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE HEREIN SHOULD NOT BE RELIED UPON AS PREDICTIONS OF FUTURE EVENTS. CERTAIN SUCH FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," "SEEKS," "APPROXIMATELY," "INTENDS," "PLANS," "ESTIMATES" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY, PLANS OR INTENTIONS. SUCH FORWARD-LOOKING STATEMENTS ARE NECESSARILY DEPENDENT ON ASSUMPTIONS, DATA OR METHODS THAT MAY BE INCORRECT OR IMPRECISE AND MAY NOT BE REALIZED. IN THAT REGARD, THE MATTERS DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS, AND THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, COULD CAUSE ACTUAL RESULTS AND OTHER MATTERS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS. AS A RESULT OF THE FOREGOING, NO ASSURANCE CAN BE GIVEN AS TO FUTURE RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

RISKS RELATED TO AN INVESTMENT IN THE SECURITIES

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
  SUBORDINATED DEBENTURES


    The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company (except any liabilities that may rank pari passu expressly by their terms), and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by the Company. The obligations of the Company under the Convertible Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. In addition, payments of principal and interest on the Convertible Subordinated Debentures are structurally subordinated to the liabilities of the Company's subsidiaries. No payment by the Company of principal, premium, if any, or interest on the Convertible Subordinated Debentures may be made if there shall have occurred and be continuing (i) a default in the payment when due of principal, premium, if any, sinking funds, if any, or interest, if any, on any Senior Indebtedness of the Company and any applicable grace period with respect to such default shall have ended without such default having been cured or waived or ceasing to exist or (ii) an event of default with respect to any Senior Indebtedness of the Company resulting in the acceleration of the maturity thereof without such acceleration having been rescinded or annulled. As of July 8, 1998, the Company had $55.0 million of Senior Indebtedness outstanding. There are no terms in the Preferred Securities, the Convertible Subordinated Debentures or the Guarantee that limit the ability of the Company to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Subordinated Debentures or the Guarantee, or to grant security interests to secure outstanding or new indebtedness. See "Description of the Securities--Description of the Guarantee-- Subordinated Status of the Guarantee" and "Description of the Securities--Description of the Convertible Subordinated Debentures--Subordination."


RIGHTS UNDER THE GUARANTEE

    When the Registration Statement becomes effective, the Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Property Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

    Under the Guarantee, the Company guarantees the holders of the Preferred Securities the payment of (i) any accumulated and unpaid Distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor; (ii) the applicable redemption price, including all accumulated and unpaid Distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with certain permitted consolidations, mergers, asset sales and other transactions involving the Trust, the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities or a conversion or redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or exercising any trust power conferred upon the Guarantee Trustee under the Guarantee. In addition, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity if the Guarantee Trustee fails to enforce its rights under the Guarantee. If the Company were to default on its obligation to pay amounts payable on the Convertible Subordinated Debentures, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Convertible Subordinated Debentures against the Company pursuant to the terms of the Convertible Subordinated Debentures or (ii) by a holder of its rights of direct action against the Company to enforce payments on the Convertible Subordinated Debentures. See "Description of the Securities--Description of the Guarantee." The Amended and Restated Declaration of Trust of Fleetwood Capital Trust, dated as of February 10, 1998 (the "Declaration"), provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture. See "Description of the Securities--Description of the Guarantee--Subordinated Status of the Guarantee."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If (i) the Trust fails to pay Distributions in full on the Preferred Securities (other than pursuant to a deferral) or (ii) any other Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Convertible Subordinated Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or exercising any trust power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures, a holder of Preferred Securities, to the extent permitted by law, may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the

Convertible Subordinated Debentures. In connection with such Direct Action, the Company will remain obligated to pay the principal or interest on the Convertible Subordinated Debentures and will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise any other remedy available to the holders of the Convertible Subordinated Debentures. See "Description of the Securities--Description of the Preferred Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as the Company shall not be in default in the payment of interest on the Convertible Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Convertible Subordinated Debentures from time to time for successive periods not exceeding 20 consecutive quarters for each such period; PROVIDED that no such period shall extend beyond the maturity date of the Convertible Subordinated Debentures or end on other than a Distribution payment date. As a consequence of such an extension, quarterly Distributions on the Preferred Securities will be deferred (but despite such deferral will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the Distribution rate compounded quarterly) by the Trust during any such Extension Period. During any Extension Period and until quarterly interest payments are resumed and all amounts due on the Convertible Subordinated Debentures are made current, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) (i) purchases or acquisitions of shares of the Company's capital stock (or capital stock equivalents) in connection with the satisfaction by the Company of its obligations under any officers, directors or employee benefit plans (or any options or other instruments issued thereunder) in existence on the date hereof or the satisfaction by the Company of its obligations pursuant to any contract or security in existence on the date hereof requiring the Company to purchase shares of the Company's capital stock (or capital stock equivalents), (ii) purchases of shares of the Company's capital stock (or capital stock equivalents) from officers, directors or employees of the Company or its subsidiaries pursuant to employment agreements in existence on the date hereof or upon termination of employment or retirement,
(iii) as a result of a reclassification, combination or subdivision of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iv) dividends or distributions of shares of common stock on common stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged, (vi) dividends or distribution in shares of its capital stock of the same class on which such dividend or distribution is being made and conversions or exchanges of common stock of one class into common stock of another class,(vii) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan in existence on the date hereof, or (viii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders' rights plan in existence on the date hereof, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Convertible Subordinated Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee or the Company's guarantee of the Common Securities). Prior to the termination of any Extension Period of less than 20 consecutive quarters, the Company may further defer interest payments; PROVIDED, the Extension Period, as previously and further extended, does not exceed 20 consecutive quarters and does not extend beyond the maturity date of the Convertible Subordinated Debentures or end on other than a Distribution payment date. During any Extension Period, no interest shall be due, but such interest shall continue to accrue and (to the extent permitted by applicable law) shall compound quarterly. Upon the termination of an Extension Period, payment is due on all accrued and unpaid amounts on the Convertible Subordinated Debentures. After the payment of all amounts then due on the Convertible Subordinated Debentures, the Company may commence a new Extension Period, subject to the conditions of this paragraph. See "Description of the Securities--Description of the Preferred Securities--Distributions" and "Description of the Securities--Description of the Convertible Subordinated Debentures--Option to Extend Interest Payment Period."

    Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of the Securities will accrue interest income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Preferred Securities for United States federal income tax purposes. As a result, each such holder of Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Securities prior to the record date for the date on which Distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Securities is likely to be adversely affected. A holder that disposes of its Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Securities. See "--Potential Market Volatility During an Extension Period" and "Material Federal Tax Consequences--Interest Income and Original Issue Discount."

POSSIBLE CHANGES TO UNITED STATES TAX LAWS OR ADVERSE TAX DECISIONS; POSSIBLE
  TAX EVENT

    On February 2, 1998, as part of the Clinton Administration's Fiscal 1999 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally prevent corporations from deducting interest (including original issue discount) on convertible debt instruments until the taxable year in which such interest is paid in cash or other property (other than equity of the issuer or a related party or cash or other property the amount of which is determined by reference to the value of the equity of the issuer or a related party). The Proposed Legislation is proposed to be effective for convertible debt instruments issued on or after the date of "first committee action." Accordingly, it is not anticipated that the Proposed Legislation, if adopted, will apply to the Convertible Subordinated Debentures. However, if the Proposed Legislation or other legislation is enacted by Congress and if it gives rise to a Tax Event, the Trust would be permitted to cause a redemption of the Preferred Securities by causing a distribution of the Convertible Subordinated Debentures or, in certain circumstances, by electing to redeem the Convertible Subordinated Debentures.

    In addition, the IRS recently asserted that interest payable on a security with characteristics and issued in circumstances similar to the characteristics and issuance of the Convertible Subordinated Debentures was not deductible for United States federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. (ENRON V. COMMISSIONER, Tax Ct. Dkt. No. 6149-98.) If this matter is litigated and the Tax Court sustains the IRS's position, such judicial decision could give rise to a Tax Event which could, in certain circumstances, require the dissolution of the Trust or permit the Company to redeem the Convertible Subordinated Debentures.

    Because of the possibility of adverse future legislation, case law, and/or IRS positions, there is no assurance that a Tax Event will not occur. See "Description of the Securities--Description of the Preferred Securities--Special Event Distribution; Tax Event Redemption."

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

    Upon the occurrence of a Special Event, the Trust could be dissolved (with the consent of the Company), except in the limited circumstances described below, with the result that, after satisfaction of liabilities to creditors of the Trust, if any, the Convertible Subordinated Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company would have the right to redeem the Convertible Subordinated Debentures, in whole but not in part, in lieu of a distribution of the Convertible Subordinated Debentures by the Trust, in which event the Trust would redeem the Trust Securities to the same extent as the Convertible Subordinated Debentures are redeemed by the Company. See "Description of the Securities--Description of the Preferred Securities--Special Event Distribution; Tax Event Redemption."

    Under current United States federal income tax law, a distribution of Convertible Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Securities. Upon occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Securities receive cash would be a taxable event to such holders. See "Material Federal Tax Consequences-- Distribution of Convertible Subordinated Debentures to Holders of Preferred Securities" and "Material Federal Tax Consequences--Disposition of the Preferred Securities."

    There can be no assurance as to the market prices for the Securities or the Convertible Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Securities offered hereby. Because holders of Preferred Securities may receive Convertible Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of the Securities are also making an investment decision with regard to the Convertible Subordinated Debentures and should carefully review all the information regarding the Convertible Subordinated Debentures contained herein. See "Description of the Securities--Description of the Preferred Securities--Special Event Distribution; Tax Event Redemption" and "Description of the Securities--Description of the Convertible Subordinated Debentures."

LIMITED VOTING RIGHTS

    Holders of the Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Fleetwood Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Securities--Description of the Preferred Securities--Voting Rights."

TRADING PRICE

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. As a result, a holder who disposes of Preferred Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Convertible Subordinated Debentures through the date of disposition and to add such amount to the adjusted tax basis in the holder's pro rata share of the underlying Convertible Subordinated Debentures deemed to be disposed. To the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Material Federal Tax Consequences--Disposition of the Preferred Securities."

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

    As described herein, the Company has the right to extend an interest payment period on the Convertible Subordinated Debentures from time to time for a period not exceeding 20 consecutive quarterly interest periods. If the Company determines to extend an interest payment period, or if the

Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described herein, the market price of Preferred Securities is likely to be affected. In addition, as a result of such rights, the market price of Preferred Securities (which represent an undivided interest in Convertible Subordinated Debentures) may be more volatile than other securities that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities.

RISKS RELATED TO THE COMPANY'S BUSINESSES

CYCLICALITY OF THE COMPANY'S BUSINESSES; FLUCTUATIONS IN OPERATING RESULTS

    The industries in which the Company operates are highly cyclical. Companies within both the manufactured housing and RV industries are subject to volatility in operating results due to external factors such as economic, demographic and political changes. Factors affecting the manufactured housing industry include availability of financing, interest rates, availability of manufactured home sites, employment trends, consumer confidence and general economic conditions. Factors affecting the RV industry include general economic conditions, overall consumer confidence, the level of discretionary consumer spending, interest rates, employment trends, fuel availability and fuel prices. Because of these and other factors, there can be substantial fluctuations in the Company's operating results and the results for any prior period may not be indicative of results for any future period.

COMPETITION IN THE COMPANY'S BUSINESSES

    The manufactured housing industry is highly competitive. As of December 31, 1997, there were approximately 100 manufacturers and over 6,000 retail sales centers. The ten largest manufacturers accounted for approximately 71% of the wholesale manufactured housing market in 1996, including the Company's sales, which represented 18.5% of the market. The manufactured home retail market is much more fragmented, with the four largest companies accounting for only 10% of the retail market in 1997. Manufactured homes compete with new and existing site-built homes, apartments, townhouses and condominiums. The supply of such housing has increased in recent years with the increased availability of construction financing. Competition exists on both the manufacturing and retail levels and is based primarily on price, product features, reputation for service and quality, retail inventory, sales promotions, merchandising, and terms and availability of wholesale and retail customer financing. Recent growth in manufacturing capacity in the southern United States has increased competition at both the manufacturing and retail levels and has resulted in both regional and national competitors increasing their presence in the region. Overproduction of manufactured housing in this region could lead to greater competition and result in decreased margins, which could have a material adverse effect on the Company's results of operations.

    The market for RVs is also highly competitive, and the Company has numerous competitors and potential competitors in this industry. The five largest manufacturers represented approximately 68% of the market in 1997, including the Company's sales, which represented 26.6% of the market. There can be no assurance that either existing or new competitors will not develop products that are superior to the Company's RVs or achieve better consumer acceptance.

DECLINE IN THE COMPANY'S MANUFACTURED HOUSING MARKET SHARE

    The Company's market share in the manufactured housing market, based on unit shipments, declined from 21.6% in 1994 to 18.1% in 1997, in part because the Company reduced its retail distribution points from approximately 1,800 to 1,400 during the period from January 1994 through December 1997, in order to concentrate on larger dealers that share the Company's approach to merchandising and customer satisfaction. However, the Company has also, from time to time in the past, lost certain significant retailers to competitors. In addition, recent acquisitions of manufactured housing retailers by the Company's competitors may reduce the Company's retail distribution network and market share, as these retail outlets may choose not to sell the Company's products. During the first quarter of calendar year 1998, several competitors announced the acquisitions of some of the Company's largest retailers, which collectively purchased an aggregate of approximately $217 million in manufactured housing from the Company in 1997. There can be no assurance that the Company will be able to adequately replace retailers purchased by competitors if they cease selling the Company's manufactured homes or that the Company will be able to maintain its sales volume or market share in these competitive markets.

RISKS RELATED TO ENTRY INTO RETAIL DISTRIBUTION

    The Company has responded to the consolidation in the manufactured housing sector by agreeing to a merger with HomeUSA, Inc. ("HomeUSA") in order to bolster its retail distribution network. In addition, the Company has purchased a 100% interest in Expression Homes, Inc. ("Expression Homes") and commenced building a number of new retail outlets directly. However, the Company has no prior direct experience running retail operations and will rely significantly on HomeUSA and Expression Homes personnel to evaluate retail acquisitions and administer its retail operations. There can be no assurance that the merger with HomeUSA will be completed or that the Company will be able to successfully integrate HomeUSA's retail distribution network. Even if the Company is able to successfully integrate HomeUSA's retail distribution network, there can be no assurance that such successful integration combined with the Company's other retail initiatives will enable the combined company to capture an adequate portion of the retail distribution market.

MANUFACTURED HOUSING GEOGRAPHIC MARKET CONCENTRATION

    The market for the Company's manufactured homes is geographically concentrated, with the top 15 states accounting for approximately 70% of the industry's total shipments in 1997. The southern United States accounts for a significant portion of the Company's manufactured housing sales. A downturn in this region's economic conditions could have a material adverse effect on the Company's results of operations. There can be no assurance that the demand for manufactured homes will not decline in the southern United States or other areas in which the Company experiences high product sales and any such decline could have a material adverse effect on the Company's results of operations.

SEASONALITY OF THE COMPANY'S BUSINESSES

    The Company has experienced and expects to continue to experience significant variability in sales, production and net income as a result of seasonality in the Company's businesses. Demand in both the manufactured housing and RV industries generally declines during the winter season, while sales and profits are generally highest during the spring and summer months. In addition, unusually severe weather conditions in certain markets may delay the timing of purchases and shipments from one quarter to another.

POTENTIAL CHANGES IN CONSUMER PREFERENCES; NEW PRODUCT INTRODUCTIONS

    There can be no assurance that historical consumer preferences for the Company's products in general, and RVs in particular, will remain unchanged. The Company believes that, with respect to its RV operations, the introduction of new features and new models will be critical to its future success. Delays in the introduction of new models or product features, or a lack of market acceptance of new models or features, could have a material adverse effect on the Company's business. There also can be no assurance that new product introductions will not reduce revenues from existing models and adversely affect results of operations.

WARRANTY CLAIMS AND PRODUCTS LIABILITY

    The Company is subject to warranty claims in the ordinary course of its business. Although the Company maintains reserves for such claims, which to date have been adequate, there can be no assurance that warranty expense levels will remain at current levels or that such reserves will continue to be adequate. A large number of warranty claims exceeding the Company's current warranty expense levels could have a material adverse effect on the Company's results of operations.

    The Company partially self-insures its products liability claims and purchases excess products liability insurance in the commercial insurance market. There can be no assurance that such coverage will be sufficient to cover all future products liability claims. Successful assertion against the Company of one or a series of claims exceeding the Company's insurance could have a material adverse effect on the Company's results of operations.

CONTINGENT REPURCHASE OBLIGATIONS

    In accordance with customary practice in the manufactured housing and RV industries, the Company enters into repurchase agreements with various financial institutions pursuant to which the Company agrees, under certain circumstances, to repurchase manufactured homes and RVs sold to independent retailers in the event of a default by an independent retailer in its obligation to such credit sources. Under the terms of such repurchase agreements, the Company agrees to repurchase manufactured homes and RVs at declining prices over the period of the agreements (which generally range from 12 to 15 months). If the Company were obligated to repurchase a substantial number of manufactured homes or RVs in the future, this could have a material adverse effect on the Company's results of operations.

AVAILABILITY OF WHOLESALE AND RETAIL FINANCING

    The Company's retailers, as well as retail buyers of the Company's products, generally secure financing from third party lenders. Reduced availability of such financing, or increased interest rates and other costs, could have an adverse impact on the Company's sales. These factors are dependent on the lending practices of financial institutions, governmental policies and economic conditions, all of which are beyond the control of the Company. With respect to the Company's housing business, most states classify manufactured homes as personal property rather than real property for purposes of taxation, lien perfection and length of loan terms. Interest rates for manufactured homes are generally higher and the terms of the loans shorter than for site-built homes. At times, financing for the purchase of manufactured homes is more difficult to obtain than conventional home mortgages. There can be no assurance that affordable wholesale or retail financing for either manufactured homes or RVs will continue to be available on a widespread basis. If such financing were to become unavailable, such unavailability could have a material adverse effect on the Company's results of operations.

AVAILABILITY AND PRICING OF MANUFACTURING COMPONENTS AND LABOR

    The Company's results of operations may be significantly affected by the availability and pricing of manufacturing components and labor. There can be no assurance that the Company will be able to do so without adversely impacting demand for its products. Even if the Company were able to offset higher manufacturing costs by increasing the sales prices of its products, the realization of any such increases often lags the rise in manufacturing costs--especially in its manufactured housing operations--due in part to the Company's commitment to price-protect its retailers with respect to previously placed customer orders. The inability of the Company to successfully offset increases in manufacturing costs could have a material adverse effect on the Company's results of operations.

IMPORTANCE OF CERTAIN SUPPLIERS

    The chassis for the Company's motor homes are purchased from a limited number of manufacturers. Limited chassis availability as a result of various causes has in the past and could in the future constrain the Company's ability to produce motor homes. There can be no assurance that the Company would be able to sustain its present levels of motor home production. The inability of the Company to obtain an adequate chassis supply could have a material adverse effect on the Company's results of operations.

REGULATORY MATTERS

    The Company's manufactured housing operations are subject to provisions of the Housing and Community Development Act of 1974, under which the U.S. Department of Housing and Urban Development establishes construction and safety standards for manufactured homes, and also may require manufactured housing producers to send notifications to customers of noncompliances with standards or to repair or replace manufactured homes that contain certain hazards or defects. The Company's RV manufacturing operations are subject to a variety of federal, state and local regulations, including the National Traffic and Motor Vehicle Safety Act, under which the National Highway Traffic Safety Administration may require manufacturers to recall RVs that contain safety-related defects, and numerous state consumer protection laws and regulations relating to the operation of motor vehicles, including so-called "Lemon Laws." Amendments to these regulations and the implementation of new regulations could significantly increase the costs of manufacturing, purchasing, operating or selling the Company's products and could have a material adverse effect on the Company's results of operations.

    The failure of the Company to comply with present or future regulations could result in fines being imposed on the Company, potential civil and criminal liability, suspension of sales or production, or cessation of operations. In addition, a major product recall could have a material adverse effect on the Company's results of operations.

    Certain U.S. tax laws currently afford favorable tax treatment for the purchase and sale of RVs that are financed through mortgage borrowings. These laws and regulations have historically been amended frequently, and it is likely that further amendments and additional regulations will be applicable to the Company and its products in the future. Amendments to these laws and regulations and the implementation of new regulations could have a material adverse effect on the Company's results of operations.

    The Company's operations are subject to a variety of federal and state environmental regulations relating to the use, generation, storage, treatment, emission, and disposal of hazardous materials and wastes and noise pollution. Although the Company believes that it is currently in material compliance with applicable environmental regulations, the failure of the Company to comply with present or future regulations could result in fines being imposed on the Company, potential civil and criminal liability, suspension of production or operations, alterations to the manufacturing process, or costly cleanup or capital expenditures.

ZONING; PLACEMENT AND AVAILABILITY OF MANUFACTURED HOUSING SITES

    Any limitation on the growth of the number of sites available for manufactured homes or on the operation of manufactured housing communities could adversely affect the Company's manufactured housing business. Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, there has been resistance by property owners to the adoption of zoning ordinances permitting the location of manufactured homes in residential areas, which resistance the Company believes has adversely affected the growth of the industry. There can be no assurance that manufactured homes will receive widespread acceptance or that localities will adopt zoning ordinances permitting the location of manufactured home areas. The inability of the manufactured home industry to gain such acceptance and zoning ordinances could have a material adverse effect on the Company's results of operations.

AVAILABILITY AND PRICE OF GASOLINE AND DIESEL FUEL

    Gasoline or diesel fuel is required for the operation of motor homes and most vehicles used to tow travel trailers and folding trailers. There can be no assurance that the supply of these petroleum products will continue uninterrupted, that rationing will not be imposed or that the price of or tax on these petroleum products will not significantly increase in the future.

OTHER RISKS RELATED TO THE COMPANY

HOLDING COMPANY STRUCTURE

    The Trust's ability to make payments on the Preferred Securities is solely dependent upon the Company's making payments on the Convertible Subordinated Debentures. The Company is a holding company and its assets consist primarily of its investments in its subsidiaries. The Company's rights and the rights of the holders of the Convertible Subordinated Debentures (and thereby the Preferred Securities) to participate in the distribution of assets of any subsidiary upon the liquidation of such subsidiary would be subject to the prior claims of the creditors of such subsidiary, including trade creditors.

    The Company's ability to service its indebtedness, including indebtedness under the Convertible Subordinated Debentures, and to perform under the Guarantee is dependent upon the earnings of its subsidiaries and the distribution and other payment of such earnings to the Company. The distribution or other payment of such earnings may be subject to a variety of contractual or other limitations.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND CERTAIN CHARTER AND BYLAW
  PROVISIONS

    Certain provisions of Delaware law and the Company's Certificate of Incorporation (the "Charter") and Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Certain provisions of the Company's Charter and Bylaws require the Company to have a Board of Directors comprised of three classes of directors with staggered terms of office, provide for the issuance of "blank check" preferred stock by the Board of Directors of the Company without stockholder approval, and impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions. Furthermore, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" (defined generally as a person owning more than 15% of a Company's outstanding voting stock) for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of Section 203 could also have the effect of delaying or preventing a change of control of the Company. The Company has also adopted a stockholders' rights plan that may have a similar effect. See "Description of the Securities--Description of Fleetwood Capital Stock."

POSSIBLE VOLATILITY OF FLEETWOOD COMMON STOCK PRICE

    The trading price of Fleetwood Common Stock is subject to fluctuations in response to a variety of factors, including quarterly variations in operating results, conditions in the manufactured housing and RV industries generally, comments or recommendations issued by research analysts who follow the Company and its competitors, and general economic and market conditions. In addition, the stock market has from time to time experienced extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies. Market fluctuations may adversely affect the market price of Fleetwood Common Stock and the Preferred Securities. Accordingly, there can be no assurance that the market price of the Preferred Securities will not decline below the initial offering price, or that the market price of Fleetwood Common Stock and the Preferred Securities will not be subject to substantial fluctuations in the future.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Company's ratio of earnings to fixed charges for the years and periods indicated:

                                     39 WEEKS
                                      ENDED
                                     JANUARY                      FISCAL YEARS ENDED APRIL
                                ------------------   ---------------------------------------------------
                                 1998        1997     1997        1996     1995        1994        1993
                                -------      -----   -------      -----   ------      ------      ------
Ratio of Earnings to Fixed
  Charges(1)..................     49.9(2)    36.8      37.8(2)   124.3       --(3)       --(3)       --(3)

------------------------

(1) The ratio of earnings to fixed charges is unaudited for all periods presented. For purposes of computing these ratios, earnings represent income before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges include interest on long-term debt. Capitalized interest and rental expense deemed to be representative of an interest factor have not been included because no such amounts exist.

(2) On a pro forma basis, giving effect to this Offering, the ratio of earnings to fixed charges would have been approximately 7.9x in Fiscal 1997 and approximately 8.6x for the 39 weeks ended January 1998.

(3) The Company had no long-term debt prior to April 23, 1996.

                          PRO FORMA IMPACT OF OFFERING

    The pro forma impact of the Offering on income from continuing operations for the year ended April 27, 1997 and the nine months ended January 25, 1998 would be to reduce income from continuing operations by $10.6 million and $7.6 million, respectively, for the interest expense on the Preferred Securities and the amortization of capitalized issuance costs of the Preferred Securities, net of related tax effects.

    Diluted earnings per share of Fleetwood Common Stock from continuing operations would be reduced $0.04 per share for both of the periods above after giving effect to the repurchase of $5.2 million shares of Fleetwood Common Stock from the Company's founder from the proceeds of the Offering and the "as if" conversion of the Preferred Securities into 5.9 million shares of Fleetwood Common Stock.

                                USE OF PROCEEDS

    This Prospectus relates to the Securities being offered and sold for the accounts of the Selling Securityholders. Neither the Trust nor the Company will receive any proceeds from the sale of the Securities. The Company is paying all expenses related to the registration of the Securities. See "Plan of Distribution."

                            FLEETWOOD CAPITAL TRUST

    Fleetwood Capital Trust (the "Trust") is a statutory business trust formed under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a declaration of trust among the Company as sponsor for the Trust (the "Sponsor"), and certain of the Fleetwood Trustees (as defined herein), and the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 16, 1998. Such declaration was amended and restated in its entirety (as so amended and restated, the "Declaration") as of February 10, 1998. Upon effectiveness of the Registration Statement, the Declaration, the Indenture, the Registration Rights Agreement and the Guarantee will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). See "Description of the Securities--Description of the Preferred Securities--Book-Entry Only Issuance; The Depository Trust Company." The capital stock of the Trust consists of the Preferred Securities and Common Securities (collectively, the "Trust Securities"). The Company has acquired Common Securities in an amount equal to at least 3% of the total capital of the Trust and directly owns all of the issued and outstanding Common Securities. The Trust exists for the purpose of (a) issuing its Trust Securities for cash and investing the proceeds thereof in an equivalent amount of Convertible Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto. The rights of the holders of the Trust Securities are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. The Declaration does not permit the Trust to incur any indebtedness for borrowed money or the making of any investment other than in the Convertible Subordinated Debentures. In the Indenture, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Fleetwood Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

    Pursuant to the Declaration, the number of trustees of the Trust (the "Fleetwood Trustees") is five. Three of the Fleetwood Trustees (the "Regular Trustees") are persons who are employees or officers of or who are otherwise affiliated with the Company. The fourth trustee is an institution that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The Bank of New York (Delaware) currently acts as Delaware Trustee. The fifth trustee is a financial institution that is unaffiliated with the Company and which serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). The Bank of New York is currently the Property Trustee and will remain so until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, The Bank of New York acts as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture. See "Description of the Securities--Description of the Guarantee" and "Description of the Securities--Description of the Preferred Securities--Voting Rights." The Trust has a term of approximately 30 years but may terminate earlier as provided in the Declaration.

    The Property Trustee has legal title to and holds the Convertible Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities, and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Subordinated Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing account (the "Property Account") to hold all payments made in respect of the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will, as soon as practicable, make Distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all of the Common Securities, has the right to appoint, remove or replace any Fleetwood Trustee and to increase or decrease the number of Fleetwood Trustees.

    The Company has agreed to pay all fees and expenses related to the Issuer and the offering of the Trust Securities. See "Description of the Securities--Description of the Convertible Subordinated
Debentures--Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. See "Description of the Securities--Description of the Preferred Securities."

    For financial reporting purposes, the Trust is treated as a subsidiary of the Company and, accordingly, the financial statements of the Trust are included in the Company's consolidated financial statements as a minority interest. Under GAAP, the Preferred Securities are shown in the Company's balance sheet entitled "Company-obligated mandatorily redeemable convertible preferred securities of Fleetwood Capital Trust holding solely 6% Convertible Subordinated Debentures of the Company" and appropriate disclosures about the Preferred Securities, the Guarantee and the Convertible Subordinated Debentures are included in the notes to the Company's consolidated financial statements. For financial reporting purposes, the Company records Distributions payable on the Preferred Securities as interest expense in the consolidated statements of operations.

                         DESCRIPTION OF THE SECURITIES

DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference the terms of the Business Trust Act and the Trust Indenture Act. When the Registration Statement becomes effective, the Declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York, as Property Trustee, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Declaration. The following summary of certain material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which may be obtained from the Company upon request), the Business Trust Act and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities are directly owned by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities, the incurrence of any indebtedness by the Trust or the making of any investment other than in the Convertible Subordinated Debentures. Pursuant to the Declaration, the Property Trustee has legal title to and holds the Convertible Subordinated Debentures purchased by the Trust as Trust assets for the benefit of the holders of the Trust Securities. The payment of Distributions out of money held by the Trust, and payments to holders of Preferred Securities upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Securities--Description of the Guarantee." The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient available funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Subordinated Debentures except in the limited circumstances in which the holder may take Direct Action. See "--Declaration Events of Default" and "--Voting Rights."


    The Preferred Securities were delivered by the Trust and authenticated by the Property Trustee in connection with the original issuance of the Preferred Securities, on February 10, 1998. In connection with the registration of the Preferred Securities pursuant to the Registration Statement, the Trust intends to deliver registered Preferred Securities for authentication and deposit with DTC. Under the terms of the Declaration, the Property Trustee will authenticate the Preferred Securities pursuant to a written order of the Trust signed by one Regular Trustee.


DISTRIBUTIONS

    Distributions on the Preferred Securities are fixed at an annual rate of 6% of the stated liquidation amount of $50 per Preferred Security (the "Distribution Rate"). To the extent permitted by applicable law, Distributions in arrears for more than one quarter will accrue interest thereon at the Distribution Rate, compounded quarterly. The term "Distribution" as used herein includes any such interest payable unless otherwise stated plus any Additional Interest or Liquidated Damages (each as defined below). The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the actual number of days elapsed in such month.

    Distributions on the Preferred Securities are cumulative, will accumulate from February 10, 1998, and will be payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, commencing May 15, 1998, when, as and if available for payment. Distributions will be made by the Property Trustee, except as otherwise described below.

    So long as the Company shall not be in default in the payment of interest on the Convertible Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period from time to time on the Convertible Subordinated Debentures, which, if exercised, would cause the Trust to defer quarterly Distributions on the Preferred Securities (though such Distributions would continue to accumulate with interest thereon (to the extent permitted by applicable law) at the Distribution Rate, compounded quarterly, because interest would continue to accrue on the Convertible Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Convertible Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the maturity of the Convertible Subordinated Debentures or end on other than a Distribution payment date. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (x)(i) purchases or acquisitions of shares of the Company's capital stock (or capital stock equivalents) in connection with the satisfaction by the Company of its obligations under any officers, directors or employee benefit plans (or any options or other instruments issued thereunder) or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Company's capital stock (or capital stock equivalents), (ii) purchases of shares of the Company's capital stock (or capital stock equivalents) from officers, directors or employees of the Company or its subsidiaries pursuant to employment agreements or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iv) dividends or distribution in shares of its capital stock of the same class on which such dividend or distribution is being made and conversions or exchanges of common stock of one class into common stock of another class, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged, (vi) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan, or (vii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or
(y) guarantee payments made with respect to any of the foregoing, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Convertible Subordinated Debentures and
(c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee or the Company's guarantee of the Common Securities). Prior to the termination of any such Extension Period of less than 20 consecutive quarters, the Company may further extend the interest payment period; PROVIDED, that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Subordinated Debentures or end on other than a Distribution payment date. Upon the termination of any Extension Period and the payment of all amounts then due on the Convertible Subordinated Debentures, the Company may commence a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. If Distributions are deferred, the deferred Distributions and, to the extent permitted by law, accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust at the close of business on the record date for the Distribution payment date upon which such Extension Period terminates. See "Risk Factors--Option to Extend Interest Payment Period; Tax Impact of Extension" and "Description of the Securities--Description of the Convertible Subordinated Debentures--Option to Extend Interest Payment Period."

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The Trust's funds available for Distribution to the holders of Preferred Securities will be limited to payments received from the Company on the Convertible Subordinated Debentures. If the Company does not make interest payments on the Convertible Subordinated Debentures, the Property Trustee will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent the Company does not make interest payments on the Convertible Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a pro rata basis. The payment of Distributions out of monies held by the Trust is guaranteed by the Company on a subordinated basis and as and to the extent set forth under "Description of the Securities--Description of the Guarantee." The Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Convertible Subordinated Debentures deposited in the Trust as trust assets. See "Description of the Securities-- Description of the Convertible Subordinated Debentures."

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates, which will be 15 days prior to the relevant payment dates. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date as a result of the Company having failed to make the corresponding interest payment on the Convertible Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustee, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; PROVIDED, HOWEVER, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Convertible Subordinated Debentures on such distribution payment date. Such Distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance; The Depository Trust Company" below. Distributions payable on Preferred Securities that are not in book-entry form may be made at the option of the Trust by check mailed to the address of the holder entitled thereto or by wire transfer to an account in the United States appropriately designated by the holder entitled thereto prior to the record date for the corresponding Distribution payment date; PROVIDED that such payment shall be made by wire transfer if such instructions are given by a holder of Preferred Securities having an aggregate liquidation amount of $1,000,000 or more. In the event that any date on which Distributions are to be made on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's corporate trust office or the Debt Trustee's corporate trust office is closed for business.

CONVERSION RIGHTS

    The Preferred Securities are convertible at any time prior to the close of business on February 15, 2028 (or in the case of Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of Fleetwood Common Stock at an initial conversion price of $48.72 per share of Fleetwood Common Stock (the "Initial Conversion Price") (equivalent to an initial conversion rate of 1.02627 shares of Fleetwood Common Stock for each Preferred Security), subject to adjustment as described under "--Conversion Price Adjustments--General" and "-- Conversion Price Adjustments--Fundamental Change" below. Holders of Preferred Securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Preferred Securities following such distribution record date but on or prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Fleetwood Common Stock issued upon such conversion, except to the extent that such shares of Fleetwood Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the related conversion notice was received by the Conversion Agent.

    The terms of the Preferred Securities provide that a holder of a Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice together with, if the Preferred Security is a Certificated Security (as defined herein), such Certificated Security to the Property Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such Preferred Securities for a portion of the Convertible Subordinated Debentures and immediately convert an equivalent amount of Convertible Subordinated Debentures into Fleetwood Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the Preferred Securities is in effect, however, procedures for converting the Preferred Securities into shares of Fleetwood Common Stock will differ, as described under "--Book-Entry Only Issuance; The Depository Trust Company."

    No fractional shares of Fleetwood Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the current market price of Fleetwood Common Stock on the date such Preferred Securities are surrendered for conversion or, if not a trading day, on the next trading day.

CONVERSION PRICE ADJUSTMENTS

    GENERAL

    The Initial Conversion Price is subject to adjustment (under formulae set forth in the Indenture) in certain events, including:

    (i) the issuance of shares of Fleetwood Common Stock as a dividend or a distribution;

    (ii) any subdivision, combination or reclassification of shares of Fleetwood Common Stock;

   (iii) the issuance to all holders of shares of Fleetwood Common Stock of certain rights or warrants to subscribe for or purchase shares of Fleetwood Common Stock at less than the then current market price;

    (iv) the distribution to all holders of Fleetwood Common Stock of (A) capital stock of the Company (other than Fleetwood Common Stock), (B) evidences of indebtedness of the Company and/or

         (C) other assets (including securities, but excluding (1) any rights or warrants referred to in clause (iii) above, (2) any rights or warrants to acquire any capital stock of any entity other than the Company or any subsidiary of the Company, (3) any dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company, (4) any dividends or distributions payable solely in cash that may from time to time be fixed by the Board of Directors of the Company, and (5) any dividends or distributions referred to in clause
         (i) or (ii) above);

    (v) dividends or distributions to all holders of Fleetwood Common Stock consisting solely of cash, excluding (a) any cash dividends on Fleetwood Common Stock to the extent that the aggregate cash dividends per share of Fleetwood Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Fleetwood Common Stock of the cash dividends paid on Fleetwood Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the conversion price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of Fleetwood Common Stock), and (y) 15% of the average of the Current Market Price (as defined in the Indenture) per share of Fleetwood Common Stock for ten consecutive Trading Days (as defined in the Indenture); prior to the date of declaration of such dividend and (b) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company or a redemption of any rights issued under a rights agreement; PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this clause (v) if such distribution would otherwise constitute a Fundamental Change (as defined below) and be reflected in a resulting adjustment described below; and

    (vi) payment to holders of Fleetwood Common Stock in respect of a tender or exchange offer by the Company or any subsidiary of the Company for Fleetwood Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Fleetwood Common Stock exceed by more than 10% (with any smaller excess being disregarded in computing the adjustment provided hereby) the first reported sale price per share of Fleetwood Common Stock on the Trading Day next succeeding the Expiration Time (as defined in the Indenture) for such tender or exchange offer.

    If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is a dividend described in subclause (a) of clause (v) above, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (a) of clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause
(vi) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for the Fleetwood Common Stock acquired in the tender or exchange offer exceeds 110% of the value of such shares based on the first reported sale price of Fleetwood Common Stock on the Trading Day next succeeding the Expiration Time. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, the Company may provide that upon the conversion of the Preferred Securities, the holder converting such Preferred Securities will receive, in addition to the Fleetwood Common Stock (if any) to which such holder is entitled, the cash, securities or other property that such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its Preferred Securities into Fleetwood Common Stock.

    No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; PROVIDED, HOWEVER, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, no adjustment to the conversion price will be required in connection with the issuance of rights pursuant to a stockholder rights plan or similar plan or the repurchase or redemption of those rights or the issuance of common stock, options or other securities under any officer, director, or employee benefit plan in existence on the date of this Prospectus. If any action would require adjustments of the conversion price pursuant to more than one of the provisions described above, then, subject to limited exceptions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holders of the Preferred Securities.

    The Company from time to time may, to the extent permitted by law, reduce the conversion price of the Convertible Subordinated Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 20 Business Days (as defined in the Indenture), in which case the Company shall give at least 15 days' notice of such reduction. In particular, the Company may, at its option, make such reduction in the conversion price, in addition to those set forth above, as the Company deems advisable to avoid or diminish any income tax to holders of Fleetwood Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes. See "Material Federal Tax Consequences--Adjustment of Conversion Price."

    Except as stated above, the conversion price will not be adjusted for the issuance of Fleetwood Common Stock or any securities convertible into or exchangeable for Fleetwood Common Stock or carrying the right to purchase any of the foregoing.

FUNDAMENTAL CHANGE

    In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change (including, without limitation, (i) any recapitalization or reclassification of Fleetwood Common Stock (other than a change in par value or a change from par value to no par value or from no par value to par value, or as a result of a subdivision or combination of Fleetwood Common Stock); (ii) any consolidation or merger of the Company with or into another corporation as a result of which holders of Fleetwood Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Fleetwood Common Stock (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Fleetwood Common Stock);
(iii) any sale or transfer of all or substantially all of the assets of the Company; or (iv) any compulsory share exchange) pursuant to which holders of Fleetwood Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Preferred Security then outstanding shall have the right thereafter to convert such Preferred Securities only into (x) if any such transaction does not constitute a Common Stock Fundamental Change (as defined below), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Fleetwood Common Stock issuable upon conversion of such Preferred Securities immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change (as defined below), giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) if any such transaction constitutes a Common Stock Fundamental Change, shares of common stock of the kind received by holders of Fleetwood Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Fleetwood Common Stock, as the case may be, shall enter into a supplemental indenture with the Debt Trustee, reasonably satisfactory in form to the Debt Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

    Notwithstanding any other provision in the preceding paragraphs, if any Fundamental Change occurs, the conversion price in effect will be adjusted immediately after that Fundamental Change as follows:

    (i) in the case of a Non-Stock Fundamental Change, the conversion price per share of Fleetwood Common Stock immediately following such Non-Stock Fundamental Change will be the lower of (a) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to the preceding paragraphs, and (b) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction of which the numerator will be 100.0 and the denominator will be an amount based on the date such Non-Stock Fundamental Change occurs. For the 12-month period beginning February 10, 1998, the denominator will be 106.0, and the denominator will decrease by 0.75 during each successive 12-month period; provided, that the denominator shall in no event be less than 100.0;

    (ii) in the case of a Common Stock Fundamental Change, the conversion price per share of Fleetwood Common Stock immediately following the Common Stock Fundamental Change will be the conversion price in effect immediately prior to the Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (a) 100% of the value of the consideration received by a holder of Fleetwood Common Stock is shares of common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in the shares of common stock resulting from the Common Stock Fundamental Change) and (b) all of the Fleetwood Common Stock shall have been exchanged for, converted into, or acquired for, shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the conversion price per share of Fleetwood Common Stock immediately following the Common Stock Fundamental Change shall be the conversion price in effect immediately prior to the Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Fleetwood Common Stock as a result of the Common Stock Fundamental Change.

    Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion of the Preferred Securities. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Preferred Securities into the kind and amount of the securities, cash or other property as is determined by the number of shares of Fleetwood Common Stock as would have been receivable upon conversion of Preferred Securities at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Fleetwood Common Stock is common stock of the successor, acquiror or other third party, a holder of Preferred Securities who converts such Preferred Securities following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such Preferred Securities prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) received by holders of Fleetwood Common Stock in such transaction.

    The foregoing conversion price adjustments may, under certain circumstances in "Fundamental Change" transactions where all or substantially all of the Fleetwood Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Fleetwood Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market of the Nasdaq Stock Market, Inc. (a "Non-Stock Fundamental Change," as defined herein), increase the securities, cash or property into which each

Preferred Security is convertible. However, the maximum amount of any such increase will be limited in cases where the relevant Applicable Price is lower than the applicable Reference Market Price.

    In a Fundamental Change transaction where all or substantially all the Fleetwood Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Fleetwood Common Stock (subject to certain limited exceptions) consists of listed or Nasdaq National Market traded common stock (a "Common Stock Fundamental Change," as defined herein), the foregoing adjustments are designed to provide in effect that (a) where Fleetwood Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price below) equals the value of the shares of Fleetwood Common Stock into which such Preferred Securities was convertible immediately before the transaction (measured as aforesaid) and (b) where Fleetwood Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Fleetwood Common Stock into which such Preferred Securities was convertible immediately before such transaction.

    In determining the amount and type of consideration received by a holder of Fleetwood Common Stock in the event of a Fundamental Change, consideration received by a holder of Fleetwood Common Stock pursuant to a statutory right of appraisal will be disregarded.

    "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Fleetwood Common Stock receive only cash, the amount of cash receivable by a holder of one share of Fleetwood Common Stock; and (ii) in the event of any other Fundamental Change, the average of the Closing Prices (as defined in the Indenture) for one share of Fleetwood Common Stock during the 10 trading days immediately prior to the record date for the determination of the holders of Fleetwood Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date on which the holders of the Fleetwood Common Stock will have the right to receive such cash, securities, property or other assets.

    "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Company's Board of Directors) of the consideration received by holders of Fleetwood Common Stock pursuant to such transaction consists of shares of common stock that for the 10 consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; PROVIDED HOWEVER, that a Fundamental Change will not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or (ii) the outstanding Preferred Securities continue to exist as Preferred Securities and are convertible into shares of common stock of the successor to the Company.

    "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Fleetwood Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change will be deemed to have occurred when substantially all of the Fleetwood Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of Fleetwood Common Stock received in the transaction or event as a result of which more than 50% of the Fleetwood Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive such cash, securities, properties or other assets.

    "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of common stock received by holders of Fleetwood Common Stock in such Common Stock Fundamental Change during the 10 trading days immediately prior to the record date for the determination of the holders of Fleetwood Common Stock entitled to receive such shares of common stock or, if there is no such record date, prior to the date upon which the holders of Fleetwood Common Stock shall have the right to receive such shares of common stock.

    "Reference Market Price" will initially mean $26.625 (which is equal to approximately 66 2/3% of the last reported sale price per share of Fleetwood Common Stock on the NYSE on February 4, 1998) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the Initial Conversion Price of the Preferred Securities.

    Conversions of the Preferred Securities may be effected by delivering them to the office or agency of the Company maintained for such purpose.

    Conversion price adjustments may, in certain circumstances, result in constructive distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended (the "Code"), to holders of Preferred Securities or, in the case of a failure to make such adjustments, to holders of Fleetwood Common Stock issued upon conversion thereof. See "Material Federal Tax Consequences-- Adjustment of Conversion Price."

    The Company could, in the future, enter into certain transactions, including certain recapitalizations or distributions, that would not constitute a Fundamental Change, but that would increase the amount of consolidated indebtedness or reduce the amount of shareholders' equity of the Company.

MANDATORY REDEMPTION

    The Convertible Subordinated Debentures mature on February 15, 2028, and may be redeemed, in whole or in part, at any time on or after February 15, 2001, or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Convertible Subordinated Debentures, whether at stated maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so repaid or redeemed at the applicable redemption price, together with accumulated and unpaid Distributions thereon; PROVIDED, that except in the case of redemption upon maturity of the Convertible Subordinated Debentures, holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. The applicable redemption price per Preferred Security shall be equal to the redemption price per $50 principal amount of Convertible Subordinated Debentures. See "Description of the Securities--Description of the Convertible Subordinated Debentures--Redemption at the Option of the Company." In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Preferred Securities and the Trust Common Securities will be redeemed on a pro rata basis and, in such case, the redemption of Preferred Securities will be made as described under "--Book-Entry Only Issuance; The Depository Trust Company" below.

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

    "Tax Event" means that the Regular Trustees shall have received an opinion (a "Dissolution Tax Opinion") of nationally recognized independent tax counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court or governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) or (c) any official interpretation or pronouncement by any legislative body, court or governmental or regulatory agency or authority that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to federal income tax with respect to interest accrued or received on the Convertible Subordinated Debentures; (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest (including original issue discount) payable by the Company to the Trust on the Convertible Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes on a current accrual basis (by reason of deferral, disallowance or otherwise).

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

    If, at any time, a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Trust may, with the prior written consent of the Company, unless the Convertible Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of liabilities to creditors of the Trust, if any, Convertible Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution Rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the Trust Securities outstanding at such time would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of the Special Event; PROVIDED, HOWEVER, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion (a "No Recognition Opinion") of nationally recognized independent tax counsel experienced in such matters, which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Convertible Subordinated Debentures; and, PROVIDED, FURTHER, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Preferred Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if, in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Subordinated Debentures for federal income tax purposes on a current accrual basis (by reason of deferral, disallowance or otherwise) even if the Convertible Subordinated Debentures were distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the

Convertible Subordinated Debentures, in whole but not in part for cash, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date, within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Preferred Securities will be redeemed by the Trust at a redemption price equal to the liquidation amount of such Preferred Securities plus accumulated and unpaid Distributions thereon; PROVIDED, HOWEVER, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Preferred Securities and will involve no material costs, the Company or the Trust will pursue such measure in lieu of redemption. If the Company declines to consent to such a dissolution of the Trust and distribution of the Convertible Subordinated Debentures or declines to redeem to Convertible Subordinated Debentures as described above, the Preferred Securities will remain outstanding and the Company may incur an obligation to pay Additional Interest. See "Description of the Securities--Description of the Convertible Subordinated Debentures--Additional Interest."

    After the date fixed for any distribution of Convertible Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Global Certificates, will receive a registered global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Convertible Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, with an interest rate identical to the Distribution Rate of and accrued and unpaid interest equal to accumulated and unpaid Distributions on such Preferred Securities, until such certificates are presented to the Company or its agent for transfer, exchange or reissuance.

    There can be no assurance as to the market price for the Convertible Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Subordinated Debentures that an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Preferred Securities exchanged. If the Convertible Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, the Company will use its reasonable best efforts to list the Convertible Subordinated Debentures on the NYSE or on such other national securities exchange or similar organization, if any.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

    The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accumulated and unpaid Distributions have been or contemporaneously are paid (or such payment duly is provided for) on all Preferred Securities for all quarterly Distribution periods terminating on or prior to the date of redemption.

    If the Trust gives notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then on the redemption date (provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Convertible Subordinated Debentures), the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable redemption price and will give the Depositary irrevocable instructions and authority to pay the redemption price to the holders of the Preferred Securities. See "--Book-Entry Only Issuance; The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, on the date fixed for such redemption, Distributions will cease to accumulate and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the redemption price but without interest on such redemption price. In the event that any date generally fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, Distributions on such Preferred Securities will continue to accumulate at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

    In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Preferred Securities and the Common Securities will be redeemed on a pro rata basis and, in such case, the redemption of Preferred Securities will be made as described below under "--Book-Entry Only Issuance; The Depository Trust Company."

    In the event of any redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Certificated Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed or (ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution Rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust shall dissolve (i) on February 15, 2033, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the holder of the Common Securities, after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the occurrence of a Special Event except in the limited circumstance described under "--Special Event Distribution; Tax Event Redemption" above, (v) upon the entry of a decree of a judicial dissolution of the Company or the Trust, (vi) upon the redemption of all the Trust Securities or (vii) upon the conversion of all outstanding Preferred Securities pursuant to the Declaration.

DECLARATION EVENTS OF DEFAULT

    The "events of default" applicable to the Convertible Subordinated Debentures (the "Indenture Events of Default") are described in this Prospectus under "Description of the Securities--Description of the Convertible Subordinated Debentures--Indenture Events of Default." Any Indenture Event of Default under the Indenture with respect to the Convertible Subordinated Debentures constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures, holders of Preferred Securities, to the fullest extent permitted by law, may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), the Company acknowledges in the Indenture that a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder directly of the principal of or interest on Convertible Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Subordinated Debentures. In connection with such Direct Action, the Company will remain obligated to pay the principal or interest on the Convertible Subordinated Debentures and will be subrogated to the rights of such holders of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

    The Property Trustee is required to notify holders of the Preferred Securities, within 90 days of a Declaration Event of Default, of all defaults with respect to the Preferred Securities actually known to the Property Trustee. However, under certain circumstances, the Property Trustee may withhold such notice if the Property Trustee in good faith determines that the withholding of notice is in the interests of the holders of the Preferred Securities.

    Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Convertible Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Subordinated Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Trust Act, Trust Indenture Act and under "Description of the Securities--Description of the Guarantee--Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights. In the event that the Company elects to defer payments of interest on the Convertible Subordinated Debentures as described above under "--Distributions," the holders of the Preferred Securities do not have the right to appoint a special representative or trustee to protect their interests.

    Subject to the requirement of the Fleetwood Trustees obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Subordinated Debentures, (ii) waive any past Indenture Event of Default and its consequences that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debentures shall be due and payable, or (iv) consent to any amendments, modifications or termination of the Indenture or the Convertible Subordinated Debentures requiring the consent of the holders of the Convertible Subordinated Debentures; PROVIDED, HOWEVER, that if an Indenture Event of Default has occurred and is continuing, the holders of 25% of the aggregate liquidation amount of the Preferred Securities then outstanding may direct the Property Trustee to declare the principal and interest of the Convertible Subordinated Debentures immediately due and payable; and PROVIDED, FURTHER, that where a consent or action under the Indenture would require the consent of (a) holders of Debentures representing a specified percentage greater than a majority in principal amount of the Convertible Subordinated Debentures (a "Super-Majority") or (b) each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (a) above, holders of Preferred Securities representing at least such specified percentage of the aggregate liquidation amount of the Preferred Securities or, in the case of clause (b) above, each holder of Preferred Securities affected thereby.

    The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Convertible Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clause (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Subordinated Debentures.

    In the event the consent of the Property Trustee, as the holder of the Convertible Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities that the relevant Super-Majority represents of the aggregate principal amount of the Convertible Subordinated Debentures outstanding. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless each of the Fleetwood Trustees has obtained an opinion of nationally recognized tax counsel experienced in such matters to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities in book-entry form may exercise their voting rights are described below. See "--Book-Entry Only Issuance; The Depository Trust Company" below.

    Holders of the Preferred Securities will have no rights to increase or decrease the number of the Fleetwood Trustees or to appoint or remove the Fleetwood Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Property Trustee or the Delaware Trustee), PROVIDED that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities affected thereby, voting together as a single class; PROVIDED, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

PROPOSED TAX LEGISLATION OR ADVERSE TAX DECISIONS; POSSIBLE TAX EVENT

    On February 2, 1998, as part of the Clinton Administration's Fiscal 1999 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally prevent corporations from deducting interest (including original issue discount) on convertible debt instruments until the taxable year in which such interest is paid in cash or other property (other than equity of the issuer or a related party or cash or other property the amount of which is determined by reference to the value of the equity of the issuer or a related party). The Proposed Legislation is proposed to be effective for convertible debt instruments issued on or after the date of "first committee action." Accordingly, it is not anticipated that the Proposed Legislation, if adopted, will apply to the Convertible Subordinated Debentures. However, if the Proposed Legislation or other legislation is enacted by Congress and if it gives rise to a Tax Event, the Trust would be permitted to cause a redemption of the Preferred Securities by causing a distribution of the Convertible Subordinated Debentures or, in certain circumstances, by electing to redeem the Convertible Subordinated Debentures. In addition, the IRS recently asserted that interest payable on a security with characteristics and issued in circumstances similar to the characteristics and issuance of the Convertible Subordinated Debentures was not deductible for United States federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. (ENRON V. COMMISSIONER, Tax Ct. Dkt. No. 6149-98.) If this matter is litigated and the Tax Court sustains the IRS's position, such judicial decision could give rise to a Tax Event which could, in certain circumstances, require the dissolution of the Trust or permit the Company to redeem the Convertible Subordinated Debentures.

    Because of the possibility of adverse future legislation, case law, and/or IRS positions, there is no assurance that a Tax Event will not occur. See "Risk Factors--Special Event Distribution; Tax Event Redemption" and "Description of the Securities--Description of the Preferred Securities--Special Event Distribution; Tax Event Redemption."

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise provided in the Declaration. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States; PROVIDED, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Preferred Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the survivor, the Company expressly acknowledges or appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organizations, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity, if any), (vi) such successor entity has a purpose substantially identical to that of the Trust,
(vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity, if any, will be required to register as an investment company under the 1940 Act, and (c) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will be treated as a grantor trust for United States federal income tax purposes and (viii) if the Trust is not the survivor, the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or such Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

TRANSFER RESTRICTIONS

    The Preferred Securities (and any Debentures distributed to holders of the Preferred Securities) are subject to restrictions on transfer and will bear a legend substantially as described in "Transfer Restrictions." Shares of Fleetwood Common Stock received upon conversion of the Preferred Securities or the Convertible Subordinated Debentures subject to such restrictions will also be subject to such restrictions and will bear a comparable legend.

REGISTRATION RIGHTS

    The Company has filed the Registration Statement of which this Prospectus forms a part pursuant to a Registration Rights Agreement dated as of February 10, 1998 between the Trust, the Company and the Initial Purchaser of the Preferred Securities. The Trust and the Company have agreed to keep the Registration Statement effective until February 10, 2000 or such earlier date as all securities registered thereunder (the "Registrable Securities") shall have been disposed of or on which all the Registrable Securities held by persons that are not affiliates of the Company or the Trust may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period").

    Under the Registration Rights Agreement, the Trust and the Company agree, jointly and severally, to indemnify the Initial Purchaser of the Preferred Securities, each holder of Registrable Securities, each underwriter who participates in an offering of Registrable Securities, controlling persons of the foregoing and each of their respective directors, officers, employees, trustees and agents (any such person, an "Indemnified Person") from any losses resulting from any material misstatement or omission in this Prospectus or the Registration Statement of which it forms a part, except those resulting from misstatements or omissions of information relating to the Indemnified Person furnished in writing to the Trust or the Company by the Indemnified Person. A holder of Registrable Securities agrees to indemnify the Trust and its Trustees, the Company and its directors, controlling persons of the foregoing and each of their officers from any losses resulting from any material misstatement or omission in this Prospectus or the Registration Statement of which it forms a part, except those resulting from misstatements or omissions of information relating to the Indemnified Person furnished in writing to the Trust or the Company by the Indemnified Person.

    The summary herein of the material provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which is included as an exhibit to the Registration Statement and is available upon request to the Company.

BOOK-ENTRY ONLY ISSUANCE; THE DEPOSITORY TRUST COMPANY

    The Preferred Securities were issued in the form of registered securities in global form (the "Global Securities"). Each Global Security was deposited on the date of the closing of the sale of the Preferred

Securities (the "Closing Date") with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the preferred securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued or in certain other limited circumstances.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of Preferred Securities in fully registered, certificated form ("Certificated Securities") for any reason, including to sell Preferred Securities to persons in states which require such delivery of such Preferred Securities or to pledge such Preferred Securities, such holder must transfer its interest in the Global Security in accordance with the normal procedures of DTC and the procedures set forth in the Declaration.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Securities are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Securities for Certificated Securities, which it will distribute to its Participants and which will be legended as set forth under the heading "Transfer Restrictions."

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Redemption notices in respect of Preferred Securities held in book-entry form shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns the consenting or voting rights of Cede & Co. to those Direct Participants to whose accounts Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust, the Debt Trustee or the Fleetwood Trustees will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, if no paying agent has previously been appointed, the Company will appoint a paying agent with respect to the Preferred Securities.

    Except as described herein, a Beneficial Owner in a global Preferred Securities certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    The information in this section and elsewhere in this Prospectus concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the

Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Property Trustee also serves as trustee under the Guarantee and the Indenture.

    The Company may maintain banking and other commercial relationships with the Property Trustee and its affiliates in the ordinary course of business, and the Property Trustee may own Securities (as defined herein).

PAYMENT AND PAYING AGENT

    Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent will initially be The Bank of New York. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Regular Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Trustee will appoint a successor to act as Paying Agent (which must be a bank or trust company).

PROPERTY TRUSTEE, TRANSFER AGENT, REGISTRAR, PAYING AGENT AND CONVERSION AGENT

    The Bank of New York will act as Property Trustee, Transfer Agent, Registrar and Paying Agent, and Conversion Agent for the Preferred Securities, but the Trust may designate an additional or substitute Transfer Agent, Registrar and Paying Agent, or Conversion Agent. In the event that the Preferred Securities do not remain in book-entry-only form, registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in connection therewith (and/or the giving of such indemnity as the Trust may require with respect thereto). Exchanges of Preferred Securities for Convertible Subordinated Debentures will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed (and/or the giving of such indemnity as the Trust may require with respect thereto) in connection with the issuance of any Convertible Subordinated Debentures in the name of any person other than the registered holder of the Preferred Security for which the Convertible Subordinated Debenture is being exchanged or for any reason other than such exchange. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption or exchange. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

    The Declaration and the Preferred Securities are governed by, and will be construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes and so that the Convertible Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law or the Declaration, that each of the Company and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities, as such, have no preemptive rights.

DESCRIPTION OF THE GUARANTEE

    Set forth below is a summary of information concerning the Guarantee that has been executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. It is expected that at the time the Registration Statement becomes effective, the Guarantee will be qualified under the Trust Indenture Act. The Bank of New York, as the Guarantee Trustee, holds the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

    Pursuant to the Guarantee, the Company has irrevocably agreed, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments with respect to the Preferred Securities to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust shall have funds available therefor; (ii) the amount payable upon redemption of the Preferred Securities payable out of funds of the Trust available therefor with respect to any Preferred Securities called for redemption by the Trust, and (iii) upon a liquidation of the Trust, the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

    The Guarantee is a guarantee of the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to any payment of distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds to make such distributions or other payments. If the Company does not make interest payments on the Convertible Subordinated Debentures held by the Property Trustee, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Securities-- Description of the Convertible Subordinated Debentures--Certain Covenants."

    Because the Guarantee is a guarantee of payment and not of collection, holders of the Preferred Securities may, in accordance with the procedure hereinafter described, proceed directly against the Company as guarantor, rather than having to proceed against the Trust before attempting to collect from the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee has been deposited with the Guarantee Trustee to be held for the benefit of the holders of Preferred Securities. The Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Preferred Securities and the holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or exercising any trust or power conferred upon the Trustee under the Guarantee. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person.

    The Company has also agreed to irrevocably guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of an Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate stated liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Securities--Description of the Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under "Description of the Securities--Description of the Convertible Subordinated Debentures--Certain Covenants of the Company," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least 66 2/3% of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

TERMINATION

    The Guarantee will terminate (a) upon full payment of the redemption price of, plus accumulated and unpaid distributions on, all Preferred Securities, (b) upon distribution of the Convertible Subordinated Debentures held by the Trust to the holders of the Preferred Securities or the conversion, if applicable, of all of the Preferred Securities into Fleetwood Common Stock or other securities, or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under any of the Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon (a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver Common Stock or other applicable securities upon an appropriate election by the holder or holders of the Preferred Securities to convert the Preferred Securities into shares of Fleetwood Common Stock or other applicable securities, as the case may be.

    In the Guarantee, the Company has covenanted that, so long as any Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Subordinated Debentures and such deferral is continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or any Declaration Event of Default or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture, then (a) the Company shall not declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) (i) purchases or acquisitions of shares of the Company's capital stock (or capital stock equivalents) in connection with the satisfaction by the Company of its obligations under any officers, directors or employee benefit plans existing on the date hereof (or any options or other instruments issued thereunder) or the satisfaction by the Company of its obligations pursuant to any contract or security existing on the date hereof requiring the Company to purchase shares of the Company's capital stock (or capital stock equivalents),
(ii) purchases of shares of the Company's capital stock (or capital stock equivalents) from officers, directors or employees of the Company or its subsidiaries pursuant to employment agreements existing on the date hereof or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iv) dividends or distributions of shares of common stock on common stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged into such capital stock, (vi) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan existing on the date hereof, or (vii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders rights plan existing on the date hereof, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any Convertible Subordinated Debentures issued by the Company that rank pari passu with or junior to the Convertible Subordinated Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee or the Company's guarantee of the Common Securities).

    Under the Guarantee, the Company is required to provide to the Guarantee Trustee such evidence of compliance with any conditions provided for in the Guarantee, which may be provided in the form of an officers' certificate. The Guarantee Trustee is required to notify holders of the Preferred Securities, within 90 days of any event of default under the Guarantee, of all defaults known to the Guarantee Trustee. However, under certain circumstances, the Guarantee Trustee may withhold such notice if the Guarantee Trustee in good faith determines that the withholding of notice is in the interests of the holders of the Preferred Securities

    The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The Company will waive any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

SUBORDINATED STATUS OF THE GUARANTEE

    The Guarantee constitutes an unsecured obligation of the Company and ranks
(i) subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of the Company, (ii) pari passu in right of payment with the most senior preferred or preference stock now or hereafter issued by the Company, if any, and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and
(iii) senior to Fleetwood Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

    The Guarantee defines "Senior Indebtedness" as (a) any liability of the Company (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, surety bond or similar instrument, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (4) for the payment of money relating to a capitalized lease obligation, or (5) for the payment of money under any Swap Agreement (as defined below); (b) any liability of others described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and (c) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above, unless, in the instrument creating or evidencing any such liability referred to in clause (a) or (b) above or any such deferral, renewal, extension or refunding referred to in clause (c) above or pursuant to which the same is outstanding, it is expressly provided that such liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of the Company or is not senior or prior in right of payment to the Convertible Subordinated Debentures or ranks pari passu with or subordinate to the Convertible Subordinated Debentures in right of payment; and PROVIDED that the Convertible Subordinated Debentures shall not constitute Senior Indebtedness; and PROVIDED, FURTHER, that Senior Indebtedness shall not include any indebtedness or guarantees between or among the Company or its affiliates, including all debt securities or guarantees in respect of those debt securities issued to any trust (including Fleetwood Capital Trust), trustee of a trust (including Fleetwood Capital Trust), partnership, limited liability company or other person affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities unless otherwise expressly provided in the instrument creating or evidencing such indebtedness, debt securities or guarantees, as the case may be, or pursuant to which the same is outstanding. The Guarantee defines "Swap Agreement" as any financial agreement designed to manage the Company's exposure relating to fluctuations in interest rates or credit conditions, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements, credit swaps and forward purchase agreements. The Indenture does not limit or prohibit the incurrence of Senior Indebtedness by the Company. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute "Senior Indebtedness" for purposes of (and which are therefore senior in right of payment to) the Convertible Subordinated Debentures but which are subordinate in right of payment to certain other indebtedness and obligations of the Company. In that regard, the Company may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as "subordinated" securities, indebtedness or obligations but which may constitute Senior Indebtedness for purposes of the Indenture.

    The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee. Upon the bankruptcy, liquidation or winding up of the Company, its obligations under the Guarantee will rank junior to all its other liabilities (except as aforesaid) and, therefore, funds may not be available for payment under the Guarantee.

    The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Guarantee Trustee also serves as Property Trustee and Debt Trustee.

DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

    Set forth below is a description of the specific terms of the Convertible Subordinated Debentures in which the Trust has invested the proceeds of the issuance and sales of issuance and sale of the Trust Securities. The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture dated as of February 10, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debt Trustee"), a copy of which is included as an exhibit to the Registration Statement and may be obtained from the Company upon request. When the Registration Statement becomes effective, the Indenture will be qualified under the Trust Indenture Act.

    Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Securities--Description of the Preferred
Securities--Special Event Distribution; Tax Event Redemption."

    If the Convertible Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Convertible Subordinated Debentures listed on the NYSE or on such other national securities exchange or similar organization, if any.

GENERAL

    The Convertible Subordinated Debentures were issued as unsecured debt under the Indenture. The Convertible Subordinated Debentures are limited in aggregate principal amount to $296.4 million, such amount being the sum of the aggregate stated liquidation of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Company Payment").

    The Convertible Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including, to the extent permitted by law, Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on February 15, 2028.

    If the Convertible Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Subordinated Debentures will, unless held in certificated form, initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, the Convertible Subordinated Debentures may be issued in certificate form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that the Convertible Subordinated Debentures are issued in certificated form, the Convertible Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Convertible Subordinated Debentures. In the event Convertible Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Subordinated Debentures will be registrable and the Convertible Subordinated Debentures will be exchangeable for Convertible Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; PROVIDED, that payment of interest may be made at the option of the Company by check mailed to the address of the holder entitled thereto or by wire transfer to an account in the United States appropriately designated by the holder entitled thereto prior to the record date for the corresponding interest payment date. Notwithstanding the foregoing, so long as the holder of any Convertible Subordinated Debentures is the Property Trustee, the payment of principal and interest on the Convertible Subordinated Debentures held by the Property Trustee will be made by wire transfer at such place and to such account in the United States as may be designated by the Property Trustee.


    The Convertible Subordinated Debentures were delivered by the Company and authenticated by the Debt Trustee in connection with the original issuance of the Convertible Subordinated Debentures, on February 10, 1998. In the future, the Company may deliver registered Convertible Subordinated Debentures for authentication and deposit with DTC. Under the terms of the Indenture, the Debt Trustee will authenticate the Convertible Subordinated Debentures pursuant to a written order of the Company. In connection therewith, the Company must furnish to the Debt Trustee such certificates and opinions as may be required under the Trust Indenture Act or as reasonably requested by the Debt Trustee.


SUBORDINATION

    The payment of the principal of, premium, if any, and interest, if any, on the Convertible Subordinated Debentures are subordinated, to the extent and in the manner set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness that may at any time and from time to time be outstanding. In addition, payments of principal and interest on the Convertible Subordinated Debentures are structurally subordinated to the liabilities of the Company's subsidiaries. No payment of principal (including redemption payments) of, or premium, if any, or interest (including any Additional Interest or Compound Interest) on the Convertible Subordinated Debentures may be made if there shall have occurred and be continuing (i) a default in the payment when due of principal of premium, if any, sinking funds, if any, or interest, if any, on any Senior Indebtedness of the Company and any applicable grace period with respect to such default shall have ended without such default having been cured or waived or ceasing to exist or (ii) an event of default with respect to any Senior Indebtedness of the Company resulting in the acceleration of the maturity thereof without such acceleration having been rescinded or annulled. See "Risk Factors--Risk Relating to an Investment in the Preferred Securities--Ranking of Subordinate Obligations Under the Guarantee and Convertible Subordinated Debentures" for information as to the amount of Senior Indebtedness outstanding as of a recent date. Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, (i) all Senior Indebtedness shall first be paid in full, or such payment shall be provided for, before any payment on account of the principal of or premium, if any, or interest, if any, on the Convertible Subordinated Debentures is made,
(ii) any payment or distribution of assets of the Company to which the holders of the Convertible Subordinated Debentures would be entitled except for the subordination provisions of the Indenture shall be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or on their behalf, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company is received by the Property Trustee or the holders of any of the Convertible Subordinated Debentures before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution will be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of the Company, or such payment having been duly provided for, the holders of the Convertible Subordinated Debentures will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest, if any, on the Convertible Subordinated Debentures shall be paid in full.

    By reason of such subordination, in the event of any distribution of assets of the Company upon dissolution, winding up, liquidation, reorganization or other similar proceedings of the Company, (i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Convertible Subordinated Debentures and the holders of Convertible Subordinated Debentures will be required to pay over their share of such distribution, to the extent made in respect of the Convertible Subordinated Debentures, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of the Company who are neither holders of Convertible Subordinated Debentures nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Convertible Subordinated Debentures. Furthermore, such subordination may result in a reduction or elimination of payments to the holders of Convertible Subordinated Debentures. The Indenture provides that the subordination provisions thereof will not apply to any money and securities held in trust pursuant to the discharge, defeasance and covenant defeasance provisions of the Indenture.

    The Indenture defines "Senior Indebtedness" as (a) any liability of the Company (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, surety bond or similar instrument, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (4) for the payment of money relating to a capitalized lease obligation, or (5) for the payment of money under any Swap Agreement (as defined below); (b) any liability of others described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and (c) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above, unless, in the instrument creating or evidencing any such liability referred to in clause (a) or (b) above or any such deferral, renewal, extension or refunding referred to in clause (c) above or pursuant to which the same is outstanding, it is expressly provided that such liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other Indebtedness of the Company or is not senior or prior in right of payment to the Convertible Subordinated Debentures or ranks pari passu with or subordinate to the Convertible Subordinated Debentures in right of payment; PROVIDED that the Convertible Subordinated Debentures shall not constitute Senior Indebtedness; and PROVIDED, FURTHER, that Senior Indebtedness shall not include any indebtedness or guarantees between or among the Company or its affiliates, including all debt securities or guarantees in respect of those debt securities issued to any trust (including Fleetwood Capital Trust), trustee of a trust (including Fleetwood Capital Trust), partnership, limited liability company or other person affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities unless otherwise expressly provided in the instrument creating or evidencing such indebtedness, debt securities or guarantees, as the case may be, or pursuant to which the same is outstanding. The Indenture defines "Swap Agreement" as any financial agreement designed to manage the Company's exposure relating to fluctuations in interest rates or credit conditions, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements, credit swaps and forward purchase agreements. The Indenture does not limit or prohibit the incurrence of Senior Indebtedness by the Company. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute "Senior Indebtedness" for purposes of (and which are therefore senior in right of payment to) the Convertible Subordinated Debentures but which are subordinate in right of payment to certain other indebtedness and obligations of the Company. In that regard, the Company may issue other debt securities or incur other indebtedness or obligations which are referred to or designated as "subordinated" securities, indebtedness or obligations but which may constitute Senior Indebtedness for purposes of the Indenture.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company or the aggregate amount of liabilities that may be incurred by the Company's subsidiaries. In that regard, Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute "Senior Indebtedness" for purposes of (and which are therefore senior in right of payment to) the Convertible Subordinated Debentures but which are subordinate in right of payment to certain other indebtedness and obligations of the Company.

REDEMPTION AT THE OPTION OF THE COMPANY

    The Company shall have the right to redeem the Convertible Subordinated Debentures, in whole or in part, from time to time, on or after February 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount of the Convertible Subordinated Debentures) together with accrued and unpaid interest, including, to the extent permitted by applicable law, Compound Interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning February 15:

                                                                         REDEMPTION
YEAR                                                                        PRICE
-----------------------------------------------------------------------  -----------
2001...................................................................      103.75%
2002...................................................................      103.00%
2003...................................................................      102.25%
2004...................................................................      101.50%
2005...................................................................      100.75%

and 100% if redeemed on or after February 15, 2006.

    If Convertible Subordinated Debentures are redeemed on any date in the period beginning on any record date and ending on the next February 15, May 15, August 15 or November 15, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

    The Company shall also have the right to redeem the Convertible Subordinated Debentures in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Securities-- Description of the Preferred Securities--Special Event Distribution; Tax Event Redemption," and any such redemption shall be in cash at 100% of the principal amount thereof together with accrued and unpaid interest (including, to the extent permitted by law, Compound Interest) to the redemption date, but excluding the date fixed for redemption.

    So long as the corresponding Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Subordinated Debentures will be used to redeem Trust Securities.

    The Company may not redeem any Convertible Subordinated Debentures unless all accrued and unpaid interest thereon, including (to the extent permitted by applicable law) Compound Interest, has been or is contemporaneously paid (or duly provided for) for all quarterly interest payment periods terminating on or prior to the date of notice of redemption.

    If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Subordinated Debentures would result in the delisting of the Preferred Securities from any national securities exchange on which the Preferred Securities are then listed, the Company may only redeem the Convertible Subordinated Debentures in whole.

INTEREST

    Each Convertible Subordinated Debenture bears interest at the rate of 6% per annum from the first date of issuance, payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year (each an "Interest Payment Date"), commencing May 15, 1998, to the person in whose name such Convertible Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The record dates with respect to each Interest Payment Date shall be 15 days prior to the related Interest Payment Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the actual number of days elapsed in such 30-day month. In the event that any date on which interest is payable on the Convertible Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION

    Please refer to discussion above under the heading "Description of the Securities--Description of the Preferred Securities--Proposed Tax Legislation."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as the Company shall not be in default in the payment of interest on the Convertible Subordinated Debentures, the Company has the right at any time and from time to time, during the term of the Convertible Subordinated Debentures, to defer payments of interest (including Additional Interest and Liquidated Damages, if any) for successive periods not exceeding 20 consecutive quarters for each Extension Period. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including, to the extent permitted by applicable law, any Additional Interest and Liquidated Damages), together with interest thereon compounded quarterly at the rate specified for the Convertible Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); PROVIDED, that during any Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A)(i) purchases or acquisitions of shares of the Company's capital stock (or capital stock equivalents) in connection with the satisfaction by the Company of its obligations under any officers, directors or employee benefit plans (or any options or other instruments issued thereunder) or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Company's capital stock (or capital stock equivalents), (ii) purchases of shares of the Company's capital stock (or capital stock equivalents) from officers, directors or employees of the Company or its subsidiaries pursuant to employment agreements or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iv) dividends or distributions of shares of common stock on common stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged into such capital stock, (vi) dividends or distribution in shares of its capital stock of the same class on which such dividend or distribution is being made and conversions or exchanges of common stock of one class into common stock of another class; (vii) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan, or (viii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Convertible Subordinated Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee or the Company's guarantee of the Trust Common Securities). Prior to the termination of any such Extension Period of less than 20 consecutive quarters, the

Company may further defer payments of interest by extending the interest payment period; PROVIDED, HOWEVER, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Subordinated Debentures or end other than on an interest payment date. Upon the termination of any Extension Period and the payment of all amounts then due on the Convertible Subordinated Debentures, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest shall be due or payable on the Convertible Subordinated Debentures during an Extension Period, except at the end thereof. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debentures.

    The Company must give the Property Trustee, the Regular Trustees and the Debt Trustee notice of its election to begin an Extension Period at least one Business Day prior to the earliest of (i) the date the Distribution on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) if applicable, the date the Regular Trustees are required to give notice to the NYSE, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or (iii) the date such Distribution is payable, but in any event not less than one Business Day prior to the record date. The Debt Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Convertible Subordinated Debentures, and the Regular Trustees shall give notice of the Company's election to the holders of the Preferred Securities. See "Risk Factors--Option to Extend Interest Payment Period."

CONVERSION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

    The Convertible Subordinated Debentures are convertible into Fleetwood Common Stock at the option of the holders of the Convertible Subordinated Debentures at any time prior to the close of business on February 15, 2028 (or, in the case of Convertible Subordinated Debentures called for redemption, the close of business on the Business Day prior to the redemption date) at the Initial Conversion Price subject to the conversion price adjustments described under "Description of the Securities--Description of the Preferred Securities--Conversion Rights." The Trust has agreed not to convert Convertible Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities or Common Securities. Upon surrender of a Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Subordinated Debentures to the Conversion Agent on behalf of the holder of the Preferred Securities so converted, whereupon the Conversion Agent will convert the Convertible Subordinated Debentures to Fleetwood Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of Fleetwood Common Stock into which the Convertible Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the obligation of the Company to pay the principal amount of the Convertible Subordinated Debentures so converted, and the accrued and unpaid interest, including any Additional Interest, thereon attributable to the period from the last date to which interest has been paid or duly provided for; PROVIDED, that if any Convertible Subordinated Debenture is surrendered for conversion after the close of business on a record date for payment of interest and on or before the corresponding interest payment date, the interest payable on such interest payment date with respect to such Convertible Subordinated Debenture shall be paid to the Trust (which will distribute such interest to the holder of the applicable Trust Securities at the close of business on such record date) or to such other person in whose name the Convertible Subordinated Debentures are registered at the close of business on such record date, as the case may be, despite such conversion. The Company will make no payment or allowance for distributions on the shares of Fleetwood Common Stock issued upon such conversion, except to the extent that such shares of Fleetwood Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

ADDITIONAL INTEREST

    If at any time when the Property Trustee is the holder of any Convertible Subordinated Debentures, the Trust or the Property Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Convertible Subordinated Debentures held by the Property Trustee, to the extent permitted by applicable law, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

    If any Indenture Event of Default (defined below) shall occur and be continuing, the Property Trustee, as the holder of the Convertible Subordinated Debentures (or the holders of not less than 25% in principal amount of the outstanding Convertible Subordinated Debentures), will have the right to declare the principal of and the interest on the Convertible Subordinated Debentures (including, to the extent permitted by law, any Additional Interest, Compound Interest and Liquidated Damages (collectively, "Additional Payments"), if any) to be forthwith due and payable. The Indenture provides that any of the following described events (each, an "Indenture Event of Default") which has occurred and is continuing constitutes an "event of default" with respect to the Convertible Subordinated Debentures: (i) default for 30 days past the date specified for payment in payment of any interest on any Convertible Subordinated Debentures, including any Additional Payments, if any, in respect thereof; or
(ii) default in payment of principal of or premium, if any, on, or any Additional Payments payable in respect of the principal of or premium, if any, on any Convertible Subordinated Debenture when due upon maturity, redemption or otherwise; or (iii) failure by the Company to issue and deliver shares of Fleetwood Common Stock upon an election by a holder of Convertible Subordinated Debentures to convert such Convertible Subordinated Debentures; or (iv) default by the Company in the performance, or breach, of any other covenant or warranty in the Indenture which shall not have been remedied for a period after 90 days after written notice to the Company by the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Subordinated Debentures then outstanding; or (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust upon the occurrence of a Special Event, upon the redemption of all outstanding Preferred Securities, upon the conversion of all outstanding Preferred Securities or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events of bankruptcy, insolvency or reorganization of the Company. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Convertible Subordinated Debentures. See "Description of the Securities--Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Subordinated Debentures held by the Trust or the Property Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred

Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Subordinated Debentures will (except under the limited circumstances described below) be issued in the form of one or more global certificates (each, a "Global Debenture") registered in the name of the Depository or its nominee. Except under the limited circumstances described below, Convertible Subordinated Debentures represented by the Global Debenture will not be exchangeable for, and will not otherwise be issuable as, Convertible Subordinated Debentures in definitive form. The Global Debentures may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer or pledge beneficial interests in such a Global Debenture.

    Except as provided below, owners of beneficial interests in such a Global Debenture will not be entitled to receive physical delivery of Convertible Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture and no Global Debenture representing Convertible Subordinated Debentures shall be exchangeable, except for another Global Debenture of like denomination and tenor to be registered in the name of the Depository or its nominee or a successor Depository or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depository or if such person is not a Participant, on the procedures of the Participant or Indirect Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

    If Convertible Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Convertible Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, See "Description of the Securities--Description of the Preferred Securities--Book-Entry Only Issuance; The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Debentures held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Debentures.

    None of the Company, the Trust, the Property Trustee, the Debt Trustee, any paying agent, any transfer agent or any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debentures for the Convertible Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    DTC is under no obligation to provide services as Depositary for the Global Debenture and may discontinue providing such services at any time. Neither the Company, the Trust, the Debt Trustee nor the Fleetwood Trustees will have any responsibility for the performance by DTC or its Participants or Indirect

Participants under the rules and procedures governing DTC. In the event that (i) DTC notifies the Company that it is unwilling or unable to continue as a Depository for the Global Debenture or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act, and no successor depository shall have been appointed within 90 days of such notification or of the Company becoming aware of DTC's ceasing to be so registered, as the case may be, (ii) the Company, in its sole discretion, executes and delivers to the Debt Trustee a Company order to the effect that such Global Debenture shall be so exchangeable, or (iii) an Indenture Event of Default has occurred and is continuing with respect to the Convertible Subordinated Debentures, certificates for the Convertible Subordinated Debentures will be prepared and delivered in exchange for beneficial interests in the Global Debenture. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Debenture.

CERTAIN COVENANTS OF THE COMPANY

    The Indenture does not limit the amount of indebtedness, guarantees or lease obligations that may be incurred by the Company. The Indenture does not contain provisions that would give holders of the Convertible Subordinated Debentures the right to require the Company to repurchase their Convertible Subordinated Debentures in the event of a decline in the credit rating of the Company's debt securities resulting from a takeover, recapitalization or similar restructuring.

    In the Indenture the Company has covenanted that, so long as any Convertible Subordinated Debentures are outstanding, if (i) there shall have occurred and be continuing an Event of Default or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, then (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of Fleetwood Common Shares in connection with the satisfaction by the Company of its obligations under any existing employee benefit plans or future employee benefit plans established in the ordinary course or the satisfaction by the Company of its obligations pursuant to any existing contract or security requiring the Company to purchase Fleetwood Common Shares, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Convertible Subordinated Debentures; PROVIDED, FURTHER that the Company may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is paid.

    For so long as the Trust Securities remain outstanding, the Company has agreed to (i) directly or indirectly maintain 100% ownership of the Common Securities of the Trust, PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not cause, as sponsor of the Trust, or permit, as the holder of the Common Securities, the termination, dissolution or winding up of the Trust, except in connection with a distribution of Convertible Subordinated Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, and
(iii) use its reasonable efforts to cause the Trust to (x) remain a statutory business trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, such as permitted by the Declaration, and (y) otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

    The Indenture provides that the Company shall not consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (a) such Person (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of premium, if any, and interest, if any, on all the Convertible Subordinated Debentures outstanding under the Indenture and the performance of the Company's other obligations under the Indenture and the Convertible Subordinated Debentures outstanding thereunder; (b) immediately after giving effect to such transaction, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have happened and be continuing; and (c) certain other conditions are met.

    The holders of 66 2/3% in aggregate principal amount of the outstanding Convertible Subordinated Debentures may, on behalf of the holders of all the Convertible Subordinated Debentures, waive any past default, except a default in the payment of principal, premium, if any, or interest (including any Additional Interest, Compounded Interest and Liquidated Damages) on the Convertible Subordinated Debentures. However, while any of the Preferred Securities are outstanding, the Indenture does not permit the waiver of any Event of Default with respect to the Convertible Subordinated Debentures without the consent of holders of 66 2/3% in aggregate liquidation amount of the Preferred Securities then outstanding. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATION, WAIVERS AND MEETINGS

    The Indenture contains provisions permitting the Company and the Debt Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Convertible Subordinated Debentures, to modify or amend any of the provisions of the Indenture or of the Convertible Subordinated Debentures or the rights of the holders of the Convertible Subordinated Debentures under the Indenture, PROVIDED that no such modification or amendment shall without the consent of the holder of each outstanding Convertible Subordinated Debenture affected thereby, among other things, (i) change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Convertible Subordinated Debentures issued under the Indenture or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate of interest thereon, or change any place where, or the Currency in which, any Convertible Subordinated Debentures are payable, or impair the right to institute suit to enforce the payment of any Convertible Subordinated Debentures on or after the stated maturity thereof (as the same may be extended in accordance with the terms of the Convertible Subordinated Debentures), or make any change that adversely affects the right, if any, to convert or exchange the Convertible Subordinated Debentures for other securities in accordance with their terms, or (ii) reduce the aforesaid percentage of Convertible Subordinated Debentures, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of the Convertible Subordinated Debentures or (iii) solely in the case of the Indenture, modify any of the provisions of Article Twelve thereof (relating to subordination of the Convertible Subordinated Debentures) or the definition of Senior Indebtedness in a manner adverse to the holders of the Convertible Subordinated Debentures, without in each such case obtaining the consent of the holder of each outstanding Debenture issued under the Indenture so affected.

    If the Trust or the Property Trustee holds Convertible Subordinated Debentures, no such amendment, modification or waiver which requires approval of holders of a certain percentage in principal amount of the outstanding Convertible Subordinated Debentures shall be effective as to such Convertible Subordinated Debentures, without the approval of the holders of at least the same percentage of aggregate liquidation amount of outstanding Trust Securities.

    The Indenture also contains provisions permitting the Company and the Debt Trustee, without the consent of the holders of any Convertible Subordinated Debentures issued thereunder, to modify or amend the Indenture in order to, among other things, (a) add to the Events of Default or the covenants of the Company for the benefit of the holders of all Convertible Subordinated Debentures issued under the Indenture, and (b) to cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the holders of Convertible Subordinated Debentures issued thereunder in any material respect.

    The holders of a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures may, on behalf of all holders of Convertible Subordinated Debentures, waive any past default under the Indenture with respect to Convertible Subordinated Debentures and its consequences, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Convertible Subordinated Debentures or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Convertible Subordinated Debenture.

    The Indenture contains provisions for convening meetings of the holders of Convertible Subordinated Debenture. A meeting may be called at any time by the Debt Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Convertible Subordinated Debentures, in any such case upon notice given in accordance with the provisions of the Indenture. Except for any consent that must be given by the holder of each outstanding Debenture affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Convertible Subordinated Debentures; PROVIDED, HOWEVER, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Convertible Subordinated Debentures may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Convertible Subordinated Debentures. Any resolution passed or decision taken at any meeting of holders of Convertible Subordinated Debentures duly held in accordance with the Indenture will be binding on all holders of Convertible Subordinated Debentures and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Convertible Subordinated Debentures, subject to certain exceptions.

SATISFACTION AND DISCHARGE

    Upon the direction of the Company, the Indenture shall cease to be of further effect with respect to the Convertible Subordinated Debentures (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding Convertible Subordinated Debentures have been delivered to the Debt Trustee for cancellation (subject to certain exceptions) or (B) all Convertible Subordinated Debentures have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and the Company has deposited with the Trustee, in trust, funds in U.S. dollars with respect to the in an amount sufficient to pay the entire indebtedness on the Convertible Subordinated Debentures in respect of principal (and premium, if any) and interest, including Additional Payments, if any, to the date of such deposit (if the Convertible Subordinated Debentures have become due and payable) or to the Maturity thereof, as the case may be, (ii) the Company has paid all other sums payable under the Indenture with respect to the Convertible Subordinated Debentures, and (iii) certain other conditions are met. The Company will remain obligated, following such deposit, to pay Additional Payments on the Convertible Subordinated Debentures to the extent that the amount thereof exceeds the amount, if any, deposited in respect of such Additional Payments as aforesaid, and, if applicable, to exchange or convert the Convertible Subordinated Debentures into other securities in accordance with their terms).

REGARDING THE TRUSTEES

    The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if such Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the Indenture, or else resign.

GOVERNING LAW

    The Indenture and the Convertible Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Indenture provides that the Company will pay all fees and expenses related to (i) the offering of the Preferred Securities and the Convertible Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Property Trustee and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company.

EFFECT OF THE OBLIGATIONS UNDER THE CONVERTIBLE SUBORDINATED DEBENTURES AND THE
  GUARANTEE

    As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Subordinated Debentures and to engage in such other activities as are necessary or incidental thereto.

    As long as payments of interest and other payments are made when due on the Convertible Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Subordinated Debentures will be equal to the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Indenture provides that the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration provides that the Fleetwood Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of Distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Securities--Description of the Guarantee." If the Company does not make interest payments on the Convertible Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay Distributions on the Preferred Securities. The

Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of Distributions unless and until the Trust has sufficient funds for the payment of such Distributions. The Guarantee covers the payment of Distribution and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Subordinated Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee, on a subordinated basis, of amounts due on the Preferred Securities.

    If the Company fails to make interest or other payments on the Convertible Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Preferred Securities, using the procedures described in "Description of the Securities-- Description of the Preferred Securities--Voting Rights" and "--Book-Entry Only Issuance; The Depository Trust Company," may direct the Property Trustee to enforce its rights under the Convertible Subordinated Debentures. Notwithstanding the foregoing, in such circumstances, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due dates specified in the Convertible Subordinated Debentures. In connection with such Direct Action, the Company will remain obligated to pay the principal or interest on the Convertible Subordinated Debentures and will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

DESCRIPTION OF FLEETWOOD CAPITAL STOCK

CAPITAL STOCK


    Fleetwood's authorized capital stock consists of 75,000,000 shares of Common Stock, par value $1.00 per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share. At July 8, 1998, there were outstanding (a) 32,033,585 shares of Fleetwood Common Stock, as well as the same number of Rights (as defined below); (b) exercisable stock options to purchase an aggregate of approximately 1,975,224 shares of Fleetwood Common Stock; and (c) no shares of Preferred Stock. Also, on April 9, 1998, the Company filed a Registration Statement on Form S-4 with respect to up to 3,620,300 shares of Fleetwood Common Stock that may be issued in connection with the consummation of the proposed merger with HomeUSA. Holders of the Preferred Securities offered hereby have the right to convert such Preferred Securities into an aggregate of 5,901,053 shares of Fleetwood Common Stock, subject to adjustment.


    Subject to the rights of holders of Preferred Stock, the holders of Fleetwood Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from funds legally available therefor and in the event of liquidation to receive pro rata all assets remaining after payment of all obligations. Each holder of Fleetwood Common Stock is entitled to one vote for each share held and to cumulate his votes for the election of directors. Stockholders do not have preemptive rights.

    The authorized shares of Preferred Stock are issuable, without further stockholder approval, in one or more series as determined by the Board of Directors, with such voting rights, designations, powers, preferences, and the relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as are fixed by the Board of Directors.

    Fleetwood's Certificate of Incorporation provides for a classified Board of Directors, approximately one-third of which is elected annually for a three-year term, and requires a vote of holders of not less than 80% of the voting stock to adopt or modify Bylaws of Fleetwood or to approve a merger, sale of substantially all the assets or certain other transactions between Fleetwood any other corporation holding directly or indirectly more than 5% of Fleetwood's voting stock, unless the merger, sale or other transaction was approved by the Board of Directors prior to such other corporation's acquisition of more than 5% of Fleetwood's voting stock. The above provisions cannot be changed except by the 80% affirmative vote of stockholders.

    The First National Bank of Boston is the transfer agent and registrar for Fleetwood Common Stock.

RIGHTS

    On November 10, 1988, the Board of Directors of the Company declared a dividend distribution on each then outstanding share of Fleetwood Common Stock of one right to acquire one one-hundredth share of Series A Junior Participating Preferred Stock of the Company at an exercise price of $75.00, subject to adjustment (the "Rights"). The Rights are also issued with shares of Fleetwood Common Stock issued after the initial dividend distribution and before the occurrence of certain specified events.

    The Rights may only be exercised 10 days after public announcement that a party has acquired or obtained the right to acquire 25% or more of the outstanding Fleetwood Common Stock; 10 business days after commencement of, or announcement of intention to commence, a tender or exchange offer to acquire 30% or more of the Fleetwood Common Stock; or 10 business days after the Board of Directors of the Company determines that any person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Common Stock that the Board of Directors determines to be substantial (which amount shall in no event be less than 15% of the shares of Fleetwood Common Stock outstanding) and at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deemed appropriate, shall determine that such beneficial ownership by such person is for the purpose of greenmail or is reasonably likely to cause a material adverse impact on the Company (any such person being referred to as an "Adverse Person"). In the event a party acquires 30% or more of the Company's outstanding shares of Fleetwood Common Stock in accordance with certain defined terms or the Board of Directors determines that any person has become an Adverse Person, each Right will entitle its holder to purchase, at the Right's then current exercise price, a number of shares of Fleetwood Common Stock having a market value of twice the Right's then current exercise price.

    The Rights do not have voting rights and expire November 9, 1998. They may be redeemed by the Company at a price of $0.02 per right at any time prior to the earlier of (i) their expiration; (ii) 10 days following a person's acquisition of 25% or more of the Company's outstanding Common Stock; or (iii) the Board of Directors' determination of a person to be an Adverse Person. If the Company is acquired, under certain circumstances each Right entitles the holder to purchase, at the Right's then current exercise price, a number of the acquiring company's common shares having a market value of twice the Right's then current exercise price.

    Unless and until the Rights become exercisable, the Rights trade only with Fleetwood Common Stock shares and are represented by the stock certificates representing Fleetwood Common Stock. If the Rights become exercisable, separate certificates representing the Rights will be delivered to the holders of Fleetwood Common Stock at such time, and the Rights will then trade separately from the shares of Fleetwood Common Stock. Upon conversion of the Convertible Subordinated Debentures the Holders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock. The Rights will not become exercisable or separately tradable as a result of this Offering.

                       MATERIAL FEDERAL TAX CONSEQUENCES

    The following is a general summary of the material United States federal income tax consequences of the ownership and disposition of the Securities. Unless otherwise stated, this summary deals only with Securities held as capital assets by holders who acquire the Securities upon sale pursuant to this Prospectus. It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

    INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

    In connection with the filing of the Registration Statement under which the Preferred Securities will be registered, Gibson, Dunn & Crutcher LLP, counsel to the Company and the Trust, has rendered an opinion generally to the effect that, under current law and based on certain facts and assumptions contained in such opinion, the Convertible Subordinated Debentures will constitute indebtedness of the Company for United States federal income tax purposes. Accordingly, the Company intends to take the position that the Convertible Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness under current law. The Company, the Trust and the holders of the Securities (by acceptance of a beneficial interest in a Preferred Security) will agree to treat the Convertible Subordinated Debentures as indebtedness of the Company and the Preferred Securities as evidences of a beneficial ownership interest in the Convertible Subordinated Debentures for all United States federal income tax purposes. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service ("IRS") or, if challenged, that such challenge will not be successful. See "--Proposed Tax Legislation or Adverse Tax Decisions" The remainder of this discussion assumes that the Convertible Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. No portion of the amounts received on the Preferred Securities will be eligible for the dividends-received deduction.

CLASSIFICATION OF THE TRUST

    In connection with the filing of the Registration Statement under which the Preferred Securities will be registered, Gibson, Dunn & Crutcher LLP, counsel to the Company and the Trust, has rendered an opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Preferred Securities will be considered the owner of a pro rata portion of the Convertible Subordinated Debentures held by the Trust and will be required to include in gross income its pro rata share of income accrued on the Convertible Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Treasury Regulations generally provide that stated interest on a debt instrument is not "qualified stated interest" and, therefore, will give rise to original issue discount ("OID") unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

    Under the Indenture, the Company has the right, at any time and from time to time during the term of the Convertible Subordinated Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters with respect to each Extension Period. Unless the likelihood of exercise of such right to defer is remote, the Convertible Subordinated Debentures would be issued with OID. During any Extension Period,
(a) the Company will not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, and (b) the Company will not be permitted to make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Convertible Subordinated Debentures (although these restrictions will not apply to dividends or distributions in common stock of the Company and in certain other limited situations). See "Description of Securities-- Description of Convertible Subordinated Debentures--Option to Extend Interest Payment Period." The Company currently believes that the adverse impact that the imposition of such restrictions would have on the Company and the value of the equity securities of the Company makes the likelihood of the Company exercising its right to defer payments of interest on the Convertible Subordinated Debentures remote. Accordingly, the Company intends to treat the stated interest on the Convertible Subordinated Debentures as unconditionally payable for purposes of the OID provisions of the Code and Treasury Regulations and, therefore, the Convertible Subordinated Debentures should not be considered to have been issued with OID.

    The Company's determination that there is a remote likelihood of exercising its right to defer the payment of interest on the Convertible Subordinated Debentures is binding on all holders of Securities. However, the Company's determination is not binding on a holder that explicitly discloses that its determination is different from the Company's determination. Unless otherwise prescribed by the Internal Revenue Service, the disclosure must be made on a statement attached to the holder's timely filed federal tax return for the taxable year that includes the acquisition date of the Preferred Securities. While the Company's determination is generally binding on all holders, the IRS is not bound by such determination and there can be no assurance that the IRS will agree with the Company's determination.

    If the Company does exercise its right to defer payments of interest thereon, the Convertible Subordinated Debentures will be considered to be retired and reissued for their adjusted issue price at such time, and the Convertible Subordinated Debentures thereafter will be considered to have been issued with OID. In such case, all remaining stated interest payments will be treated as OID. Consequently, in the event that the payment of interest is deferred, a holder would be required to include OID into income on an economic accrual basis notwithstanding that the Corporation will not make any interest payments on the Preferred Securities during such extension period.

BOND PREMIUM, ACQUISITION PREMIUM, AND MARKET DISCOUNT

    A holder that purchases a Preferred Security for an amount that exceeds the stated redemption price at maturity of the Convertible Subordinated Debentures underlying such Preferred Security, will be considered to have purchased the Preferred Security at a premium ("bond premium") and will not be required to include OID (if any) in income. Such holder may elect to amortize such bond premium as an offset to interest income attributable to the Preferred Security (and not as a separate deduction item) using the constant yield method, but only as such holder takes qualified stated interest into account under its regular method of tax accounting. If a holder does not elect to amortize such bond premium, the holder will be required to report the full amount of stated interest attributable to the Preferred Security as ordinary income, even though the holder may be required to recognize a capital loss (which may not be available to offset ordinary income) on a sale or other disposition of the Preferred Security.

    If the Convertible Subordinated Debentures are considered issued (or reissued) with OID, a subsequent purchaser of a Preferred Security may acquire such security with "acquisition premium." A holder will be considered to have acquired a Preferred Security with "acquisition premium" to the extent the purchase price is greater than (x) the adjusted issue price of the Convertible Subordinated Debenture underlying such Preferred Security but less than (y) the stated redemption price at maturity of such underlying Debentures. Acquisition premium may offset the amount of OID attributable to such Preferred Security that the holder is required to include in income.

    A holder that purchases a Preferred Security at a discount ("market discount") from the stated redemption price at maturity (or, if the Convertible Subordinated Debentures are considered issued with OID, the adjusted issue price) of the underlying Convertible Subordinated Debenture and such discount exceeds a specified DE MINIMIS amount, may be subject to the market discount rules of Sections 1276 through 1278 of the Code. The market discount rules provide, in part, that gain on the sale or other disposition of a debt instrument and partial principal payments on a debt instrument are treated as ordinary income to the extent of any accrued market discount with respect to the debt instrument. The market discount rules also provide for the deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount in excess of the aggregate amount of interest includible in such holder's gross income for the taxable year with respect to such debt instrument.

    Unless the holder elects to accrue market discount on a constant interest basis, the accrued market discount at any time generally would be the amount calculated by multiplying the aggregate market discount by a fraction, the numerator of which is the number of days the obligation has been held by the holder and the denominator of which is the number of days after the holder's acquisition of the obligation up to and including its maturity date. As an alternative to the inclusion of the market discount in income on the foregoing basis, a holder may elect to include market discount in taxable income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule described above will not apply. This election would apply to all market discount obligations acquired by the electing holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the IRS. Purchasers that acquire Preferred Securities with market discount should consult their tax advisors regarding the manner in which accrued market discount is calculated and the election to include such market discount currently in income.

DISTRIBUTION OF CONVERTIBLE SUBORDINATED DEBENTURES TO HOLDERS OF THE PREFERRED
  SECURITIES

    Under current law, a distribution by the Trust of the Convertible Subordinated Debentures as described under the caption "Description of the Preferred Securities--Special Event Distribution; Tax Event Redemption" will be nontaxable and will result in the holder receiving directly its pro rata share of the Convertible Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such holder was considered to have had in his pro rata share of the underlying Convertible Subordinated Debentures prior to such distribution. If, however, the Trust were characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Convertible Subordinated Debentures may constitute a taxable event to holders of Preferred Securities and a holder's holding period for the Convertible Subordinated Debentures would begin on the date the Convertible Subordinated Debentures were received.

DISPOSITION OF THE PREFERRED SECURITIES

    Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a holder's Preferred Securities upon redemption or repayment of the underlying Convertible Subordinated Debentures, but excluding the distribution of Convertible Subordinated Debentures), a holder will be considered to have disposed of all or part of its pro rata share of the Convertible Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized and the holder's adjusted tax basis in its pro rata share of the underlying Convertible Subordinated Debentures deemed disposed. A holder's adjusted tax basis in the Convertible Subordinated Debentures will generally equal its initial purchase price of the Preferred Securities. If the Company exercises its right to defer payment of interest on the Convertible Subordinated Debentures, a holder's adjusted tax basis (generally its initial purchase price) will be increased by any accrued original issue discount. Such gain or loss will be long-term capital gain or loss if the Securities have been held by the holder for more than one year.

    The Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A holder who disposes of its Securities between record dates for payments of distributions thereon will nevertheless be required to include accrued but unpaid interest on the Convertible Subordinated Debentures through the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Subordinated Debentures deemed disposed. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF THE PREFERRED SECURITIES TO FLEETWOOD COMMON STOCK

    A holder of Securities will not recognize income, gain or loss upon the conversion of Preferred Securities through the Conversion Agent of Convertible Subordinated Debentures into Fleetwood Common Stock. A holder of Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Fleetwood Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such holder's tax basis in the Fleetwood Common Stock received upon conversion will generally be equal to such holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange, less the basis allocated to any fractional share for which cash is received. Such holder's holding period in the Fleetwood Common Stock received upon conversion will generally include the holder's holding period of the Preferred Securities delivered to the Conversion Agent for exchange, except possibly with respect to Fleetwood Common Stock received in respect of any accrued but unpaid interest.

ADJUSTMENT OF CONVERSION PRICE

    Treasury Regulations promulgated under section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in certain events pursuant to which the conversion rate of the Convertible Subordinated Debentures were adjusted. Thus, under certain circumstances, a reduction in the conversion price for the Convertible Subordinated Debentures may result in deemed dividend income to holders of Preferred Securities to the extent of the current or accumulated earnings and profits of the Company. Holders of Preferred Securities are advised to consult their tax advisors as to the income tax consequences of adjustments in the conversion rate of Preferred Securities.

INFORMATION REPORTING TO HOLDERS

    The Trust will report the interest paid or OID that accrued during the year with respect to the Convertible Subordinated Debentures, and gross proceeds received by the Trust from the retirement or redemption of the Convertible Subordinated Debentures, annually to the holders of record of the Preferred Securities and the IRS. Generally, such reports should be mailed to holders of record by January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding, and meets certain other conditions. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the IRS.

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

PAYMENTS ON PREFERRED SECURITIES

    As discussed above, the Company intends to take the position that the Convertible Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law. No assurance can be given, however, that such position of the Company will not be challenged by the IRS.

    Assuming that the Convertible Subordinated Debentures are classified for United States federal income tax purposes as indebtedness of the Company, under present United States federal income tax law, payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder would not be subject to United States federal withholding tax; PROVIDED, that (a) the beneficial owner of the Preferred Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Preferred Securities certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial Institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Securities in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

    If the Convertible Subordinated Debentures were not classified for United States federal income tax purposes as indebtedness of the Company, payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder would be subject to United States withholding tax at a 30% rate (or a lower rate prescribed by an applicable tax treaty). Prospective investors that would be United States Alien Holders should consult their tax advisors concerning the possible application of these rules.

DIVIDENDS ON FLEETWOOD COMMON STOCK

    Subject to the discussion below, dividends paid to a United States Alien Holder of Fleetwood Common Stock generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. For purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an income tax treaty, the Company ordinarily will presume that dividends paid to an address in a foreign country are paid to a resident of such country, absent knowledge that such presumption is not warranted.

    To obtain a reduced rate of withholding under a treaty, a United States Alien Holder would generally be required to provide an IRS form W-8 certifying such United States Alien Holder's entitlement to benefits under a treaty.

    Generally, the Company must report to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

SALE OR EXCHANGE OF PREFERRED SECURITIES OR FLEETWOOD COMMON STOCK

    A United States Alien Holder (other than certain U.S. expatriates) will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of the Preferred Securities or Fleetwood Common Stock unless (i) the United States Alien Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied; or (ii) the Company is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code during the shorter of the United States Alien Holder's holding period or the five year period ending on the date of the sale, exchange or other disposition and certain other conditions are satisfied.

    The Company believes that it is unlikely that it is or will be treated as a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Even if the Company is treated as a United States real property holding corporation, gain realized by a United States Alien Holder on a disposition of Preferred Securities or Fleetwood Common Stock will not be subject to United States federal income tax so long as (i) the United States Alien Holder is deemed to have beneficially owned, in the case of a disposition of Fleetwood Common Stock, less than or equal to 5% of the Fleetwood Common Stock or, in the case of a disposition of Preferred Securities, less than or equal to 5% of the Preferred Securities, and (ii) the Fleetwood Common Stock and the Preferred Securities are currently and will be, at the time of disposition, "regularly traded" on an established securities market (within the meaning of Section 897(c)(3) of the Code and the temporary Treasury Regulations). There can be no assurance that Fleetwood Common Stock or the Preferred Securities qualify or will continue to qualify as "regularly traded" on an established securities market.

EFFECTIVELY CONNECTED INCOME

    If a United States Alien Holder of a Preferred Security or Fleetwood Common Stock is engaged in a trade or business in the United States, and if interest paid or OID accrued on the Preferred Securities or dividends on such Fleetwood Common Stock is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax on distributions on Preferred Securities and dividends on Fleetwood Common Stock, will generally be subject to regular United States income tax on the interest or OID, dividends and on any gain realized on the sale, exchange or other disposition of a Preferred Security or Fleetwood Common Stock in the same manner as if it were a United States person. Such a holder will be required to provide to the Company properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lower rate prescribed by an applicable treaty) of its effectively connected earnings and profits for the taxable year.

NEW WITHHOLDING REGULATIONS

    On October 14, 1997, the Treasury Department published in the Federal Register final regulations (the "1997 Final Regulations") which affect the United States taxation of United States Alien Holders. The 1997 Final Regulations are effective for payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. In general, the 1997 Final Regulations provide certification requirements designed to simplify compliance by those responsible for withholding on payments to United States Alien Holders. Among other provisions, the 1997 Final Regulations provide, in the case of an entity classified as a foreign partnership under United States tax principles, that the partners, rather than the partnership, generally will be required to provide the required certification to qualify for an exemption from withholding. Prospective investors should consult their own tax advisors concerning these tax law changes.

PROPOSED TAX LEGISLATION OR ADVERSE TAX DECISIONS

    On February 2, 1998, as part of the Clinton Administration's Fiscal 1999 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally prevent corporations from deducting interest (including original issue discount) on convertible debt instruments until the taxable year in which such interest is paid in cash or other property (other than equity of the issuer or a related party or cash or other property the amount of which is determined by reference to the value of the equity of the issuer or a related party). The Proposed Legislation is proposed to be effective for convertible debt instruments issued on or after the date of "first committee action." Accordingly, it is not anticipated that the Proposed Legislation, if adopted, will apply to the Convertible Subordinated Debentures. However, if the Proposed Legislation or other legislation is enacted by Congress and if it gives rise to a Tax Event, the Trust would be permitted to cause a redemption of the Preferred Securities by causing a distribution of the Convertible Subordinated Debentures or, in certain circumstances, by electing to redeem the Convertible Subordinated Debentures.

    In addition, the IRS recently asserted that interest payable on a security with characteristics and issued in circumstances similar to the characteristics and issuance of the Convertible Subordinated Debentures was not deductible for United States federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. (ENRON CORP. V. COMMISSIONER, Tax Ct. Dkt. No. 6149-98.) If this matter is litigated and the Tax Court sustains the IRS's position, such judicial decision could give rise to a Tax Event which could, in certain circumstances, require the dissolution of the Trust or permit the Company to redeem the Convertible Subordinated Debentures.

    Because of the possibility of adverse future legislation, case law, and/or IRS positions, there is no assurance that a Tax Event will not occur. See "Risk Factors--Special Event Distribution; Tax Event Redemption" and "Description of the Securities--Description of the Preferred Securities--Special Event Distribution; Tax Event Redemption."

TAXPAYER RELIEF ACT OF 1997

    On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Tax Act") was enacted into law. The Tax Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations are generally effective for payments made after December 31, 1998, subject to certain transition roles. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            SELLING SECURITYHOLDERS


    The following table sets forth, as of July 8, 1998, the respective number of Preferred Securities beneficially owned and offered hereby by each Selling Securityholder, the shares of Fleetwood Common Stock owned by each Selling Securityholder prior to the conversion of such Preferred Securities and the shares of Fleetwood Common Stock issuable upon conversion of such Preferred Securities, which may be sold from time to time by such Selling Securityholder pursuant to this Prospectus.



                                                  NUMBER OF
                                                  PREFERRED      PERCENT OF   NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES       TOTAL        OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY   OUTSTANDING     COMMON STOCK       COMMON STOCK
                                                  OWNED AND      PREFERRED     OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY   SECURITIES      CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  ------------  -----------------  -----------------
AAM/Zazove Institutional Income Fund, L.P.....        56,000         1               --                  57,471
Aim Balanced Fund.............................        90,000         2               --                  92,364
Allegheny Teledyne Inc. Pension Plan..........        55,700         1               --                  57,163
Aloha Airlines Non-Pilots Pension Trust.......         4,000         *               --                   4,105
Aloha Airlines Pilots Retirement Trust........         2,500         *               --                   2,565
Alpine Associates.............................       127,700         2               --                 131,054
Apline Partners, L.P..........................         9,300         *               --                   9,544
American Pioneer Life Ins. Co of New York.....           500         *               --                     513
American Progressive Life & Health Ins. Co. Of
 New York.....................................           500         *               --                     513
American Public Entity Excess Pool............           500         *               --                     513
American Republic Insurance Company...........         7,000         *               --                   7,183
Anthracite Mutual Fire Insurance Company......           200         *               --                     205
Argent Classic Convertible Arbitrage Fund
 (Bermuda) L.P................................        40,000         1               --                  41,050
Argent Classic Convertible Arbitrage Fund
 L.P..........................................        74,300         1               --                  76,251
Argent Convertible Arbitrage Fund Ltd.........         5,000         *               --                   5,131
Arkansas PERS.................................        32,600         1               --                  33,456
Associated Electric & Gas Insurance Services
 Limited......................................        20,000         *               --                  20,525
Bancroft Convertible Fund, Inc................        40,000         1               --                  41,050
Bank of America Convertible Securities Fund...         8,000         *               --                   8,210
BCS Life Insurance Company....................         4,000         *               --                   4,105
BNP Arbitrage SNC.............................        40,000         1                25,127             41,050
Capital Market Transactions, Inc..............       127,500         2               --                 130,849
Care America Life Insurance Company...........           600         *               --                     615
Catholic Mutual Relief Society of America.....         3,500         *               --                   3,591
Catholic Mutual Relief Society Retirement Plan
 & Trust......................................         2,000         *               --                   2,052
Catholic Relief Insurance Company of
 America......................................         3,000         *               --                   3,078
Chase Vista Growth & Income Fund..............       100,000         2               --                 102,627
Chicago Mutual Insurance Company..............           400         *               --                     410

                                                  NUMBER OF
                                                  PREFERRED      PERCENT OF   NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES       TOTAL        OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY   OUTSTANDING     COMMON STOCK       COMMON STOCK
                                                  OWNED AND      PREFERRED     OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY   SECURITIES      CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  ------------  -----------------  -----------------
Chrysler Corporation Master Retirement
 Trust........................................        46,100         1               --                  47,311
Chrysler Insurance Company....................        30,000         1               --                  30,788
Colgate-Palmolive Company Retirement Trust....        28,400         1               --                  29,146
Colonial Penn Life Insurance Co...............        17,000         *               --                  17,446
Combined Insurance Company of America.........        16,900         *               --                  17,343
Commonwealth Dealers Life Insurance...........         1,000         *               --                   1,026
Commonwealth Life Insurance Company
 (Teamsters-Camden Non-Enhanced)..............        15,000         *               --                  15,394
David Lipscomb University General Endowment...           300         *               --                     307
Dean Witter Convertible Securities Trust......        50,000         1               --                  51,313
Delta Air Lines Master Trust (c/o Oaktree
 Capital Mgmt, LLC)...........................        38,700         1               --                  39,716
Denver Art Museum Foundation..................         7,600         *               --                   7,799
Deutsche Bank A.G.............................       318,500         6               --                 326,867
El Pomar Foundation...........................         2,000         *               --                   2,052
Ellsworth Convertible Growth & Income Fund,
 Inc..........................................        40,000         1               --                  41,050
Equitable Life Assurance Separate Account -
 Balanced.....................................           600         *               --                     615
Equitable Life Assurance Separate Account
 Convertibles.................................        11,200         *               --                  11,494
Equity Income Fund............................        58,000         1               --                  59,523
Finance Factors Limited.......................         5,200         *               --                   5,336
First Mercury Syndicate.......................         2,000         *               --                   2,052
Flag Investors Value Builder Fund.............        40,000         1               --                  41,050
Frederic C. Hamilton..........................        11,760         *               --                  12,068
Frontier Insurance Company....................         5,000         *               --                   5,131
Gleneagles Fund Company.......................        27,000         *               --                  27,709
Golden Rule Insurance Company.................        57,960         1               --                  59,482
Guarantee Trust Life Insurance Co.............         7,000         *               --                   5,131
Guaranty Income Life Ins. Company.............         5,000         *               --                   7,183
Hamilton Family Trust.........................         4,840         *               --                   4,967
Hawaiian Airlines Employees Pension
 Plan-IAM.....................................         1,400         *               --                   1,436
Hawaiian Airlines Pension Plan for Salaried
 Employees....................................           350         *               --                     359
Hawaiian Airlines Pilots Retirement Plan......         2,150         *               --                   2,206
HBK Finance L.P...............................        94,445         2               --                  96,925
HBK Offshore Fund Ltd.........................        65,900         1               --                  67,631
HBK Securities Ltd............................       120,155         2               --                 123,311

                                                  NUMBER OF
                                                  PREFERRED      PERCENT OF   NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES       TOTAL        OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY   OUTSTANDING     COMMON STOCK       COMMON STOCK
                                                  OWNED AND      PREFERRED     OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY   SECURITIES      CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  ------------  -----------------  -----------------
Highbridge Capital Corporation................       110,000         2               --                 112,889
Highmark Convertible Securities Fund..........        10,000         *               --                  10,262
HSBC Securities Inc...........................        42,000         1               --                  43,103
Hudson River Trust Balanced Account...........         6,100         *               --                   6,260
Hudson River Trust Growth & Income Account....         9,300         *               --                   9,544
Hudson River Trust Growth Investors...........         5,000         *               --                   5,131
ICI American Holdings Trust...................         8,000         *               --                   8,210
Integrity Mutual Insurance Company............         2,000         *               --                   2,052
Kapiolani Medical Center......................         6,000         *               --                   6,157
Key Asset Management, Inc.....................        25,300         *               --                  25,964
Lakeside Capital L.L.C........................         1,200         *               --                   1,231
Lone Star Life Insurance Co...................        10,000         *               --                  10,262
Lord Abbott & Co..............................         3,200         *               --                   3,284
Lord Abbett Bond - Debenture Fund, Inc........        95,800         2               --                  98,316
MainStay Convertible Fund.....................        60,000         1               --                  61,576
MainStay VP Convertible Portfolio.............        10,000         *               --                  10,262
Mark IV Industries, Inc. and Subsidiaries
 Master Trust.................................        14,930         *               --                  15,322
Mary Ann Hamilton.............................         3,080         *               --                   3,160
Memphis Light, Gas & Water Retirement Fund....         5,800         *               --                   5,952
Merrill Lynch Insurance Group.................         5,000         *               --                   5,131
Merrill Lynch Pierce Fenner & Smith Inc.......        20,000         *               --                  20,525
MFS Series Trust I - MFS Convertible
 Securities Fund..............................           100         *               --                     102
MFS Series Trust V - MFS Total Return Fund....        34,900         1               --                  35,816
Michigan Mutual Insurance Company.............        20,000         *               --                  20,525
Midwest Security Life.........................         2,000         *               --                   2,052
Midwestern National Life Ins. Co. of Ohio.....         3,000         *               --                   3,078
Millers Mutual Fire Ins. Co. of Texas.........        12,000         *               --                  12,315
Milville Mutual Insurance Company.............           600         *               --                     615
Mount Sinai School of Medicine................         9,060         *               --                   9,298
Nalco Chemical Company........................         5,000         *               --                   5,131
New Castle Mutual Ins. Co.....................           500         *               --                     513
New Vernon Advisors, Inc......................         3,650         *               --                   3,745
New York Life Insurance & Annuity
 Corporation..................................        40,000         1               --                  41,050
New York Life Insurance Company...............        90,000         2               --                  92,364
New York Life Separate Account #7.............        40,000         1               --                  41,050
Occidental Petroleum..........................         1,000         *               --                   1,026

                                                  NUMBER OF
                                                  PREFERRED      PERCENT OF   NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES       TOTAL        OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY   OUTSTANDING     COMMON STOCK       COMMON STOCK
                                                  OWNED AND      PREFERRED     OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY   SECURITIES      CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  ------------  -----------------  -----------------
OCM Convertible Trust.........................        68,700         1               --                  70,504
Ohio Bureau of Workers Compensation...........         5,000         *               --                   5,131
Olin Foundation...............................         1,020         *               --                   1,046
Oppenheimer Convertible Securities Fund.......        75,000         1               --                  76,970
Ozark National Life Ins. Co...................         9,000         *               --                   9,236
Pacific Horizon Capital Income Fund...........        89,600         2               --                  91,953
Pacific Innovations Trust Capital Income
 Fund.........................................         4,800         *               --                   4,926
Palladin Overseas Fund Ltd....................         8,500         *               --                   8,723
Paloma Securities L.L.C.......................       319,000         6               --                 327,380
Park Avenue Life..............................         8,000         *               --                   8,210
PHICO Insurance Co............................         2,800         *               --                   2,873
Phoenix Home Life General Account.............         4,200         *               --                   4,310
Police and Firemen's Ins. Association.........           700         *               --                     718
PRIM Board....................................        42,000         1               --                  43,103
Queens Healthcare Plan........................         1,200         *               --                   1,231
Raytheon Company Master Pension Trust.........        21,800         *               --                  22,372
Reassurance Company of Hannover...............         3,500         *               --                   3,591
Reserve Convertible Securities Fund...........         7,500         *               --                   7,697
Salomon Brothers Asset Management, Inc........       387,500         7               --                 397,679
SBC Warburg Dillon Read Inc...................        64,000         1               --                  65,681
Service Life and Casualty Ins. Company........           500         *               --                     513
Service Lloyds Insurance Company..............           500         *               --                     513
Shepherd Investments International Ltd........       249,550         4               --                 256,105
Starvest Discretionary Portfolio..............        14,000         *               --                  14,367
Starvest Investment Grade.....................         6,000         *               --                   6,157
State Employees' Retirement Fund of the State
 of Delaware..................................        16,100         *               --                  16,522
State of Connecticut Combined Investment
 Funds........................................        58,600         1               --                  60,139
State of Delaware PERS........................        19,000         *               --                  19,499
State of Oregon Equity........................       100,000         2               --                 102,627
Susquehanna Capital Group.....................        98,500         2               --                 101,087
Swiss Bank Corporation-London Branch..........       252,000         5               --                 258,620
Tennessee Consolidated Retirement System......        55,000         1               --                  56,444
Texas Builders Insurance Company..............         1,500         *               --                   1,539
The Frist Foundation..........................         1,500         *               --                   1,539
The Guardian Life Insurance Company of
 America......................................       320,000         6               --                 328,406
The Guardian Master Pension Trust.............        12,000         *               --                  12,315

                                                  NUMBER OF
                                                  PREFERRED      PERCENT OF   NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES       TOTAL        OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY   OUTSTANDING     COMMON STOCK       COMMON STOCK
                                                  OWNED AND      PREFERRED     OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY   SECURITIES      CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  ------------  -----------------  -----------------
The Northwestern Mutual Life Insurance
 Company......................................        10,000(2)      *                12,700(3)          10,262
The Travelers Indemnity Company...............        58,000         1               --                  59,523
The Travelers Insurance Company...............        38,000         1               --                  38,998
The Travelers Life & Annuity Company..........         4,000         *               --                   4,105
Toronto Dominion (New York), Inc..............       200,000         4               --                 205,254
University of Virginia Health Services........         1,000         *               --                   1,026
Value Line Convertible Fund, Inc..............        20,000         *               --                  20,525
Van Kampen American Capital Convertible
 Securities Fund..............................        10,750         *               199,900(4)          11,032
Van Kampen American Capital Harbor Fund.......        80,750         1               199,900(4)          82,871
Vanguard Convertible Securities Fund, Inc.....        43,100         1               --                  44,232
Washington International Insurance Co.........         2,200         *               --                   2,257
Wisconsin Mutual Ins. Co......................         2,000         *               --                   2,052
Zeneca Holdings Trust.........................         8,000         *               --                   8,210


------------------------

*   Less than one percent.

(1) The number of shares of Fleetwood Common Stock issuable upon conversion of the Preferred Securities and offered hereby was determined using the initial conversion rate of 1.02627 shares of Fleetwood Common Stock for each Preferred Security.

(2) These securities are held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.

(3) In the ordinary course of business, Northwestern Mutual Investment Services, Inc., Robert W. Baird & Co. Incorporated, Baird/Mark Capital Group, and MGIC Mortgage Securities Corporation, each of which is a broker-dealer and affiliated with The Northwestern Mutual Life Insurance Company, may, from time to time, have acquired or disposed of, or may in the future acquire or dispose of, securities of the Company, the Trust or their affiliates, for such broker-dealers' own accounts or for the accounts of others. Other affiliates of The Northwestern Mutual Life Insurance Company may, in the ordinary course of business, effect transactions in the securities of the Company, Trust or their affiliates. The Northwestern Mutual Life Insurance Company and its affiliates may, in the ordinary course of business, take part in transactions involving the real property of the Company, the Trust or their affiliates.

(4) Van Kampen American Capital Asset Management, Inc., investment advisor to the Selling Securityholder, act, or is affiliated with entities which act, as investment advisor or sub-advisor to other funds which beneficially own Fleetwood Common Stock.

    Unless otherwise indicated, none of the Selling Securityholders has or within the past three years has had, any position, office or other material relationship with the Company, the Trust or any of their affiliates. Because the Selling Securityholders may, pursuant to this Prospectus, sell all or some portion of the Preferred Securities no estimate can be given as to the amount of the Securities that will be held by the Selling Securityholders upon termination of any such sales. In addition, the Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Securities in transactions exempt from the registration requirements of the Securities Act, since the date on which they provided the information regarding their Securities. See "Plan of Distribution."

    The Preferred Securities were originally issued by the Trust in a private placement on February 10, 1998 to the Initial Purchaser and were subsequently sold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Security Act) and to certain "accredited investors."

    Generally, only Selling Securityholders identified in the foregoing table who beneficially own the Preferred Securities set forth opposite their respective names may sell Securities pursuant to the Registration Statement, of which this Prospectus forms a part. The Company and the Trust may from time to time include additional Selling Securityholders in supplements or amendments to this Prospectus.

                              PLAN OF DISTRIBUTION

    The Fleetwood Common Stock issuable upon conversion of the Preferred Securities has been approved for listing on the NYSE. The Securities may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the Securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders or the purchasers of such securities for whom they may act as agents. The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the distribution of Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commission under the Securities Act.

    The Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. In connection with the sales of the Securities, or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in the positions they assume. The Selling Securityholders may also sell Securities short and deliver Securities to close out short positions, or loan or pledge Securities to broker-dealers that in turn may sell such Securities. At the time a particular offering of the Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold unless they have been registered or qualified the sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    The Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders. The foregoing may affect the marketability of such securities.

    Pursuant to the Registration Rights Agreement, all expenses of the registration of the Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; PROVIDED, HOWEVER, that the Selling Securityholders will pay all underwriting discounts and selling commissions, if any. The Selling Securityholders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Securityholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the Preferred Securities have been passed upon for the Company and the Trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Company and the Trust. Certain legal matters with respect to the validity of the Guarantee and the Fleetwood Common Stock issuable upon conversion of the Preferred Securities and certain U.S. federal income taxation matters have been passed upon for the Company and the Trust by Gibson, Dunn & Crutcher LLP, Orange County, California, special counsel to the Company and the Trust.

                                    EXPERTS

    The financial statements of the Company incorporated herein by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Future financial statements of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                         INDEX OF CERTAIN DEFINED TERMS


1940 Act...............................             30
1997 Final Regulations.................             64
Additional Interest....................             51
Additional Payments....................             51
Adverse Person.........................             58
Applicable Price.......................             28
Beneficial Owner.......................             38
Business Day...........................             23
Business Trust Act.....................             19
Certificated Securities................             38
Change in 1940 Act Law.................             30
Change in Tax Law......................             30
Charter................................             17
Closing Date...........................             38
Code...................................             29
Commission.............................             ii
Common Securities......................     cover page
Common Securities Guarantee............             42
Common Stock Fundamental Change........             28
Company................................     cover page
Company Payment........................             45
Compound Interest......................             49
Conversion Agent.......................             24
Conversion Expiration Date.............             24
Convertible Subordinated Debentures....     cover page
Debt Trustee...........................             45
Declaration............................              9
Declaration Event of Default...........             33
Delaware Trustee.......................             19
Direct Action..........................              9
Direct Participants....................             38
Dissolution Tax Opinion................             29
Distribution Rate......................             21
Distributions..........................     cover page
DTC....................................              i
Effectiveness Period...................             37
Exchange Act...........................             ii
Expression Homes.......................             14
Extension Period.......................              i
Financial Institution..................             63
Fleetwood..............................     cover page
Fleetwood Common Stock.................     cover page
Fleetwood Trustees.....................             19
Fundamental Change.....................             28
Global Debenture.......................             52
Global Securities......................             37
Guarantee..............................     cover page
Guarantee Payments.....................             41
Guarantee Trustee......................              8
HomeUSA................................             14
Indemnified Person.....................             37
Indenture..............................             45
Indenture Events of Default............             33
Indirect Participants..................             38
Initial Conversion Price...............             24
Interest Payment Date..................             48
Investment Company Event...............             30
IRS....................................             59
Liquidation............................             32
Liquidation Distribution...............             32
New Regulations........................             65
No Recognition Opinion.................             30
Non-Stock Fundamental Change...........             27
NYSE...................................     cover page
OID....................................             11
Participants...........................             38
Preferred Securities...................     cover page
Property Account.......................             19
Property Trustee.......................             19
Proposed Legislation...................             35
Prospectus Supplement..................     cover page
Purchaser Stock Price..................             29
Redemption Tax Opinion.................             30
Reference Market Price.................             29
Registrable Securities.................             37
Registration Statement.................             ii
Regular Trustees.......................             19
Rights.................................             58
RVs....................................              1
Securities.............................     cover page
Securities Act.........................     cover page
Selling Securityholders................     cover page
Senior Indebtedness....................             44
Special Event..........................             30
Sponsor................................             19
Successor Securities...................             36
Super-Majority.........................             34
Swap Agreement.........................             44
Tax Act................................             65
Tax Event..............................             29
Trust..................................     cover page
Trust Indenture Act....................              8
Trust Securities.......................     cover page
United States Alien Holder.............             63

------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    1

Risk Factors..............................................................    8

Ratio of Earnings to Fixed Charges........................................   18

Pro Forma Impact of Offering..............................................   18

Use of Proceeds...........................................................   18

Fleetwood Capital Trust...................................................   19

Description of the Securities.............................................   21

Material Federal Tax Consequences.........................................   59

Selling Securityholders...................................................   66

Plan of Distribution......................................................   72

Legal Matters.............................................................   72

Experts...................................................................   73

Index of Defined Terms....................................................   74

                                     [LOGO]

                             5,750,000 CONVERTIBLE
                           TRUST PREFERRED SECURITIES

                                   FLEETWOOD
                                 CAPITAL TRUST

                              6% CONVERTIBLE TRUST
                              PREFERRED SECURITIES

                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY,
                              AND CONVERTIBLE INTO
                                COMMON STOCK OF,

                                   FLEETWOOD
                               ENTERPRISES, INC.
                          ----------------------------

                                   PROSPECTUS

                          ----------------------------

                                          , 1998

------------------------------------------------
                                ------------------------------------------------
------------------------------------------------
                                ------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with this offering to be borne by the Company are:

Registration fees..............................................  $84,812.50
Printing fees and expenses.....................................  $20,000.00
Accounting fees and expenses...................................  $ 5,000.00
Legal fees and expenses........................................  $25,000.00
Miscellaneous..................................................    1,186.50
                                                                 ----------
    Total......................................................  $136,000.00
                                                                 ----------
                                                                 ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

    The Company is a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

    Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

    Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liabilities under Section 145.

    The Company's Charter contains no provisions regarding indemnification of officers and directors. The Company's Bylaws provide that the corporation shall, to the fullest extent permi tted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including a derivative action) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws authorize the advance of expenses in certain circumstances and authorize the corporation to provide indemnification or advancement of expenses to any person, by agreement or otherwise, on such terms and conditions as the board of directors may approve. The Bylaws also authorize the Company to purchase and maintain insurance on behalf of a director, officer, employee, agent of the Company or a person acting at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability incurred by him in any such capacity whether or not the corporation would have the power to indemnify him.

    In addition to the indemnification provisions in the Company's Bylaws, the Company has entered into indemnity agreements with individuals serving as officers of the corporation. Therein, the Company has agreed to pay on behalf of the officer and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as officer of the corporation and solely because of his being an officer. The Company has agreed to pay damages, judgments, settlements and costs, costs of investigation, costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds. The Company has also agreed that if it shall not pay within a set period of time after written claim, the officer may bring suit against the Company and shall be entitled to be paid for prosecuting such claim. The Company has not agreed to pay fines or fees imposed by law or payments which it is prohibited by applicable law form paying as indemnity and has not agreed to make any payment in connection with a claim made against the officer for which payment was made to the officer under an insurance policy, for which the officer is entitled to indemnity otherwise than under the agreement, and which is based upon the officer gaining any personal profit or advantage to which he was not legally entitled, in addition certain other payments.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE TRUST

    The Declaration provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agent of any Trustee, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, trustee, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct (except as otherwise provided, in the case of the Property Trustee, in the Trust Indenture Act) with respect to such acts or omissions.

    The Declaration also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

    The Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under the Declaration.

ITEM 16.  EXHIBITS.

    The following exhibits are filed as part of this Registration Statement:


  NUMBER                                             DESCRIPTION
-----------  -------------------------------------------------------------------------------------------
       1.1   Purchase Agreement dated February 4, 1998 by and among Fleetwood Capital Trust, Fleetwood and PaineWebber Incorporated*
       2.1   Agreement and Plan of Merger dated February 17, 1998, by and among Fleetwood, HomeUSA and
               HUSA Acquisition Company, a Delaware corporation(1)
       3.1   Restated Certificate of Incorporation(2)
       3.2   Amendment to Restated Certificate of Incorporation(3)
       3.3   Certificate of Designation, Preferences and Rights of Series A Junior Participating
               Preferred Stock filed November 23, 1988(4)
       3.4   Restated Bylaws(3)
       4.1   Rights Agreement dated November 10, 1988, between Fleetwood and the First National Bank of
               Boston used in connection with a stockholder rights plan(4)
       4.2   Amended and Restated Declaration of Trust of Fleetwood Capital Trust dated as of February
               10, 1998, by and among Fleetwood and individual trustees of the Trust(1)
       4.3   Indenture dated as of February 10, 1998, by and between Fleetwood and The Bank of New York, as Trustee, used in connection with Fleetwood's 6% Convertible Subordinated Debentures due 2028(1)
       4.4   Registration Rights Agreement dated February 10, 1998, by and among Fleetwood Capital
               Trust, Fleetwood and PaineWebber Incorporated(8)
       4.5   Preferred Securities Guarantee Agreement dated as of February 10, 1998, by and between
               Fleetwood and The Bank of New York, as preferred guarantee trustee(1)
       5.1   Opinion of Morris, Nichols, Arsht & Tunnell as to the validity of certain of the securities being registered
       5.2   Opinion of Gibson, Dunn & Crutcher LLP as to the validity of certain of the securities being registered*
       8.1   Opinion of Gibson, Dunn & Crutcher LLP as to certain tax matters*
      10.1   Form of Employment Agreement between Fleetwood and each of its officers(5)
      10.2   Form of Indemnity Agreement between Fleetwood and each of its officers and directors(1)

  NUMBER                                             DESCRIPTION
-----------  -------------------------------------------------------------------------------------------
      10.3   Amended and Restated Deferred Compensation Plan(6)
      10.4   Amended and Restated Supplemental Benefit Plan(6)
      10.5   Amended and Restated Long-Term Incentive Compensation Plan(6)
      10.6   1982 Stock Option Plan(3)
      10.7   Amended and Restated Benefit Restoration Plan(6)
      10.8   Dividend Equivalent Plan(7)
      10.9   Amended and Restated 1992 Stock-Based Incentive Compensation Plan(6)
      10.10  The 1992 Non-Employee Director Stock Option Plan(5)
      10.11  Senior Executive Incentive Compensation Plan(8)
      10.12  Operating Agreement between Fleetwood Enterprises, Inc. and Fleetwood Credit Corp.(9)
      23.1   Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.1)
      23.2   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5.2 and 8.1)
      23.3   Consent of Arthur Andersen LLP*
      24.1   Powers of Attorney (included in signature page in Part II of Registration Statement)*
      25.1   Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee,
               with respect to the 6% Convertible Trust Preferred Securities*
      25.2   Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee,
               with respect to the 6% Convertible Subordinated Debentures due 2028*
      25.3   Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee,
               with respect to the Guarantee of 6% Convertible Trust Preferred Securities*


------------------------

*   Previously filed.

(1) Incorporated by reference to Fleetwood's Current Registration Statement on Form S-4 filed April 9, 1998.

(2) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 28, 1985.

(3) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 26, 1987.

(4) Incorporated by reference to Fleetwood's Current Report on Form 8-K filed on November 10, 1988.

(5) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 26, 1992.

(6) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 28, 1996.

(7) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 29, 1990.

(8) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 24, 1994.

(9) Incorporated by reference to Fleetwood's Current Report on Form 8-K filed June 7, 1996.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Fleetwood Capital Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on July 9, 1998.


                                FLEETWOOD CAPITAL TRUST

                                By:             /s/ NELSON W. POTTER
                                     -----------------------------------------
                                                  Nelson W. Potter
                                                  REGULAR TRUSTEE

                                By:             /s/ PAUL M. BINGHAM
                                     -----------------------------------------
                                                  Paul M. Bingham
                                                  REGULAR TRUSTEE

                                By:              /s/ LYLE N. LARKIN
                                     -----------------------------------------
                                                   Lyle N. Larkin
                                                  REGULAR TRUSTEE

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Fleetwood Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on July 9, 1998.


                                FLEETWOOD ENTERPRISES, INC.

                                By:                      *
                                     -----------------------------------------
                                                  Glenn F. Kummer
                                      CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF
                                                     THE BOARD


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive         July 9, 1998
       Glenn F. Kummer            Officer)

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  President, Chief Operating     July 9, 1998
       Nelson W. Potter           Officer and Director

                                Senior Vice President--
     /s/ PAUL M. BINGHAM          Finance and Chief
------------------------------    Financial Officer            July 9, 1998
       Paul M. Bingham            (Principal Financial and
                                  Accounting Officer)

              *
------------------------------  Vice Chairman of the Board     July 9, 1998
       William W. Weide

              *
------------------------------  Director                       July 9, 1998
         Andrew Crean

              *
------------------------------  Director                       July 9, 1998
      Douglas M. Lawson

              *
------------------------------  Director                       July 9, 1998
      Thomas A. Fuentes

              *
------------------------------  Director                       July 9, 1998
       Walter F. Beran

              *
------------------------------  Director                       July 9, 1998
      Dr. James L. Doti



*By:     /s/ PAUL M. BINGHAM
      -------------------------
           Paul M. Bingham                                      July 9, 1998
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                           DESCRIPTION
-----------  ---------------------------------------------------------------------------------------
       1.1   Purchase Agreement dated February 4, 1998 by and among Fleetwood Capital Trust,
               Fleetwood and PaineWebber Incorporated*

       2.1   Agreement and Plan of Merger dated February 17, 1998, by and among Fleetwood, HomeUSA and HUSA Acquisition Company, a Delaware corporation(1)

       3.1   Restated Certificate of Incorporation(2)

       3.2   Amendment to Restated Certificate of Incorporation(3)

       3.3   Certificate of Designation, Preferences and Rights of Series A Junior Participating
               Preferred Stock filed November 23, 1988(4)

       3.4   Restated Bylaws(3)

       4.1   Rights Agreement dated November 10, 1988, between Fleetwood and the First National Bank of Boston used in connection with a stockholder rights plan(4)

       4.2   Amended and Restated Declaration of Trust of Fleetwood Capital Trust dated as of
               February 10, 1998, by and among Fleetwood and individual trustees of the Trust(1)

       4.3   Indenture dated as of February 10, 1998, by and between Fleetwood and The Bank of New
               York, as Trustee, used in connection with Fleetwood's 6% Convertible Subordinated
               Debentures due 2028(1)

       4.4   Registration Rights Agreement dated February 10, 1998, by and among Fleetwood Capital
               Trust, Fleetwood and PaineWebber Incorporated(8)

       4.5   Preferred Securities Guarantee Agreement dated as of February 10, 1998, by and between
               Fleetwood and The Bank of New York, as preferred guarantee trustee(1)

       5.1   Opinion of Morris, Nichols, Arsht & Tunnell as to the validity of certain of the securities being registered

       5.2   Opinion of Gibson, Dunn & Crutcher LLP as to the validity of certain of the securities being registered*

       8.1   Opinion of Gibson, Dunn & Crutcher LLP as to certain tax matters*

      10.1   Form of Employment Agreement between Fleetwood and each of its officers(5)

      10.2   Form of Indemnity Agreement between Fleetwood and each of its officers and directors(1)

      10.3   Amended and Restated Deferred Compensation Plan(6)

      10.4   Amended and Restated Supplemental Benefit Plan(6)

      10.5   Amended and Restated Long-Term Incentive Compensation Plan(6)

      10.6   1982 Stock Option Plan(3)

      10.7   Amended and Restated Benefit Restoration Plan(6)

      10.8   Dividend Equivalent Plan(7)

      10.9   Amended and Restated 1992 Stock-Based Incentive Compensation Plan(6)

      10.10  The 1992 Non-Employee Director Stock Option Plan(5)

      10.11  Senior Executive Incentive Compensation Plan(8)

  EXHIBIT
  NUMBER                                           DESCRIPTION
-----------  ---------------------------------------------------------------------------------------
      10.12  Operating Agreement between Fleetwood Enterprises, Inc. and Fleetwood Credit Corp.(9)

      23.1   Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.1)

      23.2   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5.2 and 8.1)

      23.3   Consent of Arthur Andersen LLP*

      24.1   Powers of Attorney (included in signature page in Part II of Registration Statement)*

      25.1   Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as
               Trustee, with respect to the 6% Convertible Trust Preferred Securities*

      25.2   Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as
               Trustee, with respect to the 6% Convertible Subordinated Debentures due 2028*

      25.3   Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as
               Trustee, with respect to the Guarantee of 6% Convertible Trust Preferred Securities*


------------------------

*   Previously filed.

(1) Incorporated by reference to Fleetwood's Current Registration Statement on Form S-4 filed April 9, 1998.

(2) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 28, 1985.

(3) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 26, 1987.

(4) Incorporated by reference to Fleetwood's Current Report on Form 8-K filed on November 10, 1988.

(5) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 26, 1992.

(6) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 28, 1996.

(7) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 29, 1990.

(8) Incorporated by reference to Fleetwood's Annual Report on Form 10-K for the year ended April 24, 1994.

(9) Incorporated by reference to Fleetwood's Current Report on Form 8-K filed June 7, 1996.